AMENDED AND RESTATED CREDIT AGREEMENT


                                 by and between


                               VISTA EYECARE, INC.
                    (f/k/a National Vision Associates, Ltd.)


                                       and


                          FOOTHILL CAPITAL CORPORATION


                          Dated as of November 12, 1999










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                                TABLE OF CONTENTS

                                                                         Page(s)

                             SCHEDULES AND EXHIBITS

Schedule C-1               Existing Collateral Access Agreements
Schedule E-1               Eligible Inventory Locations
Schedule S-1               Sub-Concentration Accounts
Schedule 3.1               Uniform Commercial Code Filings and Assignments
Schedule 5.5               Litigation
Schedule 5.10              Taxes
Schedule 5.11              Financial Condition
Schedule 5.12              Environmental Matters
Schedule 5.17              Subsidiaries
Schedule 5.18              Insurance
Schedule 5.25              Material Contracts
Schedule 6.14              Bank Accounts
Schedule 7.1               Permitted Liens
Schedule 7.5               Permitted Indebtedness
Schedule 7.8               Contingent Obligations
Schedule 7.14              Financial Covenants


Exhibit A                  Form of Compliance Certificate
Exhibit B                  Form of Credit Card Agreement
Exhibit C                  Form of Wal-Mart Lease
Exhibit D                  Form of Sam's Club Lease
Exhibit E                  Form of Fred Meyer, Inc. Lease





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












                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), is entered into as of November 12, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation, as lender and as agent for itself and each Person that purchases any portion of Foothill Capital Corporation's rights and obligations under this Agreement pursuant to Section 15.2 (collectively, "Lender"), with a place of business located at Northpark Town Center, Building 400, 1000 Abernathy Road, N.E., Suite 1450, Atlanta, Georgia 30328, and VISTA EYECARE, INC. (f/k/a National Vision Associates, Ltd.), a Georgia corporation ("Borrower"), with its chief executive office located at 296 Grayson Highway, Lawrenceville, Georgia 30045-5737.

                                    RECITALS

         WHEREAS, Borrower, Bank of America, N.A. (f/k/a Bank of America, FSB) ("Bank of America"), and First Union National Bank ("First Union") are parties to that certain Credit Agreement dated as of October 8, 1998, as modified and amended by that certain Waiver and Amendment dated as of December 4, 1998, as further modified and amended by that certain Waiver and Amendment dated as of December 21, 1998, as further modified and amended by that certain Waiver and Amendment dated as of February 2, 1999, as further modified and amended by that certain Amendment dated as of March 31, 1999, as further modified and amended by that certain Waiver and Consent dated as of September 21, 1999, as further modified and amended by that certain Forbearance Agreement dated as of October 26, 1999, and as further modified and amended by the Assignment Agreement (as defined below) (as heretofore further modified and amended, the "Prior Credit Agreement"); and

         WHEREAS, Lender, Borrower, Bank of America and First Union entered into that certain Assignment and Acceptance of even date herewith (the "Assignment Agreement") pursuant to which Lender (a) purchased all of the Loans (as defined in the Prior Credit Agreement) and assumed all of the Commitments (as defined in the Prior Credit Agreement) of Bank of America and First Union, (b) replaced Bank of America as Documentation Agent (as defined in the Prior Credit Agreement), and (c) replaced First Union as Issuing Bank (as defined in the Prior Credit Agreement) and the Administrative Agent (as defined in the Prior Credit Agreement); and

         WHEREAS, Borrower and Lender, in its capacity as the Documentation Agent, the Issuing Bank, the Administrative Agent and the sole Bank (as defined in the Prior Credit Agreement) under the Prior Credit Agreement, desire to amend and restate the Prior Credit Agreement in its entirety as set forth herein; and





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




         WHEREAS, each of Borrower and Lender acknowledges and agrees that Lender shall, for all purposes under this Agreement and the other Loan Documents (as defined herein), act on its own behalf and as agent for itself and each Person that purchases any portion of Foothill Capital Corporation's rights and obligations under this Agreement pursuant to Section 15.2, and as such, continued reference to the roles of the Bank, the Documentation Agent, the Issuing Bank and the Administrative Agent is no longer necessary or desirable; and

         WHEREAS, Borrower acknowledges and agrees that the security interest granted to Lender in its capacity as the Administrative Agent, on behalf of the Issuing Bank, the Documentation Agent and the Banks, pursuant to the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Credit Agreement and shall continue to secure the Obligations (as defined herein); and

         WHEREAS, each of Borrower and Lender acknowledges and agrees that, in view of the consolidation of the roles of the Bank, the Issuing Bank, the Documentation Agent and the Administrative Agent, the security interest granted to Lender in its capacity as the Administrative Agent shall hereinafter be considered a security interest granted to Lender acting on its own behalf and as agent for itself and each Person that purchases any portion of Foothill Capital Corporation's rights and obligations under this Agreement pursuant to Section 15.2; and

         WHEREAS, each of Borrower and Lender acknowledges and confirms that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Credit Agreement) arising in connection with the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; (ii) the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (iii) all Liens (as defined in the Prior Credit Agreement) evidenced by the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; and





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

         WHEREAS, each of Borrower and Lender intends that (i) the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby amend and restate the Prior Credit Agreement in its entirety and hereby further agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means any Person  who  is or who may
become obligated under, with respect to, or on account of, an Account.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower or any Restricted Subsidiary arising out of the sale or lease of goods or the rendition of services by Borrower or such Restricted Subsidiary, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Acquisition"  means, with respect to any Person, any
transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any other Person, or of any business or division of any other Person, (b) the acquisition of more than fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) a merger or consolidation or any other combination with any other Person (other than a Person that is an existing Subsidiary of such Person) provided that such Person or a Subsidiary of such Person is the surviving entity. The term "Acquisition" shall not include the formation by Borrower of a new Subsidiary provided that its Investment therein does not violate Section 7.4 hereof.

                           "Adjusted  Eurodollar  Rate"  means,  with respect to
each Interest Period for any Eurodollar Rate Advance, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) one hundred percent (100%) minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           "Adjusted  Net  Worth"  means,   as  of  any  date of
determination, the sum of (a) net worth of Borrower and i ts Subsidiaries on a consolidated basis determined in accordance with GAAP, plus (b) non-cash charges reasonably acceptable to Lender taken after the Amendment Closing Date.


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

                           "Adjustment  Date"  has  the  meaning  set forth  in
Section 2.3(a).

                           "Administrative Agent" has the  meaning  set forth in
the Prior Credit Agreement.

                           "Advances"  has  the  meaning  set  forth  in Section
2.1(a).

                           "Affiliate"  means,  as applied  to  any Person,  any
other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                           "Agreement" has the meaning set forth in the preamble
hereto.

                           "Amendment Closing  Date" means the date of the first
to occur of the making of the initial Advance, the issuance of the initial Letter of Credit or the funding of the Term Loans under this Agreement.

                           "Assignment  Agreement"  has the meaning set forth in
the recitals to this Agreement.

                           "Assignment  of  LLC  Interests"  means  that certain
Amended and Restated Assignment of Limited Liability Company Interests of even date herewith among New West Eyeworks, Inc., as pledger, the Administrative Agent and Lender, in form and substance satisfactory to Lender.

                           "Assignment of Notes" means that certain  Amended and
Restated   Assignment  of  Notes  of  even  date  herewith  among Borrower,  the
Administrative Agent and Lender, and acknowledged by Mexican Vision Associate Operadora S. de R.L. de C.V., in form and substance satisfactory to Lender.

                           "Authorized   Person"  means  any  officer  or  other
employee of Borrower.

                          "Availability" means, as of the date of determination,
the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, less (b) the Revolving Facility Usage.


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

                           "Average Unused Portion of Maximum Revolving  Amount"
means, as of any date of determination, (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus
(ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                           "Bank  of  America"  has the meaning set forth in the
recitals to this Agreement.

                           "Bankruptcy  Code" means the United States Bankruptcy
Code (11 U.S.C.ss. 101 et seq.), as amended,  and any successor statute.

                           "Blocked  Account  Agreements"  means  those  certain
Blocked Account Agreements, in form and substance reasonably satisfactory to Lender, each of which is among Borrower, Lender and a bank at which a Retail Store Account is located.

                           "Borrower" has the meaning set forth in the  preamble
to this Agreement.

                           "Books and Records"  means all books and  records  of
Borrower and each of its Restricted Subsidiaries including: ledgers; records indicating, summarizing, or evidencing Borrower's or such Restricted Subsidiary's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's or such Restricted Subsidiary's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                           "Borrowing Base" has the meaning set forth in Section
2.1(a).

                           "Business  Day" means any day that is not a Saturday,
Sunday, or other day on which national banks located in Atlanta, Georgia, New York, New York or Los Angeles, California are authorized or required to close.

                           "Capitalized  Lease  Obligations"  shall  mean,  with
respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date as determined in accordance with GAAP.

                           "CERCLA"   means   the   Comprehensive  Environmental
Response, Compensation and Liability Act of 1980.


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

                           "Change of Control" means (a) any "person" or "group"
(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors or (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

                           "Code"  means  the  Uniform  Commercial  Code,  as in
effect in the State of Georgia from time to time.

                           "Collateral"  means all  property  and  interests  in
property and proceeds thereof now owned or hereafter acquired by Borrower or any Restricted Subsidiary in or upon which a Lien to secure any or all of the Obligations now or hereafter exists in favor of Lender, pursuant to the Collateral Documents.

                           "Collateral   Documents"  means,  collectively,   (i)
the Security Agreement, the Pledge Agreement, the Assignment of Notes, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Assignment of LLC Interests, the Collateral Assignment of Deed of Trust, the Blocked Account Agreements, the Concentration Account Agreements, the Lockbox Agreements, the Credit Card Agreements, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees, assignments and other similar agreements between Borrower or any Restricted Subsidiary and Lender now or hereafter delivered to Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Borrower or any Restricted Subsidiary as debtor in favor of Lender as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                           "Collateral  Access   Agreement"  means  a   landlord
waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender, including, without limitation, the landlord waiver agreements set forth on Schedule C-1 attached hereto.

                           "Collateral  Assignment of Deed of Trust" means  that
certain Collateral Assignment of Beneficial Interest under Deed of Trust dated September 3, 1999, between Alexis Holdings, Inc. and the Administrative Agent, with respect to certain real property in Tempe, Arizona.


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

                           "Collections"   means   all   cash,   checks,  notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Compliance    Certificate"   means   a   certificate
substantially in the form of Exhibit A and delivered by the chief accounting officer of Borrower to Lender.

                           "Concentration  Accounts"  means,  collectively,  the
Sub-Concentration Accounts and the Master Concentration Account, and each such Concentration Account shall be referred to herein as a "Concentration Account".

                           "Concentration   Account  Agreement"  means a Blocked
Account Agreement among Borrower, the Concentration Account Bank and Lender, in form and substance satisfactory to Lender, applicable to one or more of the Concentration Accounts.

                           "Concentration  Account  Bank" means First Union,  or
such other Person or Persons as Lender and Borrower may designate from time to time.

                           "Contingent  Obligation" means,  with  respect to any
Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

                           "Contractual Obligation"  means,  with respect to any
Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument,


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

document or agreement to which such Person is a party or by which it or any of its property is bound.

                           "Cost" means, with respect to any Eligible  Inventory
of Borrower or any of its Restricted Subsidiaries, the lower of cost or market value of such Eligible Inventory as determined on a basis consistent with Borrower's or such Restricted Subsidiary's current and historical accounting practices.

                           "Credit Card Agreement" means each  letter  agreement
between Borrower and a credit card processor, substantially in the form of Exhibit B.

                           "Daily  Balance"  means  the  amount of an Obligation
owed at the end of a given day.

                           "Default" means an event, condition, or default that,
with the giving of notice, the passage of time, or both, would be an Event of Default.

                           "Deficiency"  has  the  meaning  set forth in Section
7.16.

                           "Designated    Account"    means    account    number
2090003164485 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Lender.

                           "Designated  Account  Bank" means First Union,  whose
office is located at Charlotte, North Carolina, and whose ABA number is 061000227 or such other bank as may be determined by Lender and Borrower from time to time.

                           "Dilution"   means,  in  each  case  based  upon  the
experience of the immediately prior three (3) month, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts during such period, by (b) Collections (excluding extraordinary items) of Borrower and its Restricted Subsidiaries plus the Dollar amount of clause (a).

                           "Dilution   Reserve"   means,   as   of   any date of
determination, an amount sufficient to reduce Lender's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

                           "Disbursement  Letter" means an instructional  letter
executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Amendment Closing Date, the form and substance of which shall be satisfactory to Lender.

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

                           "Disposition"  means (i) the sale,  lease, conveyance
or other disposition of property (other than sales or other dispositions expressly permitted under Section 7.2(a) or Section 7.2(b), operating leases or subleases entered into in the ordinary course of business or Investments permitted under Section 7.4 or Liens permitted under Section 7.1), and (ii) the sale or transfer to any Person (other than Borrower or any Restricted Subsidiary) by Borrower or any Subsidiary of Borrower of any equity securities issued by any Subsidiary of Borrower and held by such transferor Person.

                           "Dollars or $" means United States dollars.

                           "Early Termination Premium" has the meaning set forth
in Section 3.6.

                           "EBITDA"  means,  with  respect  to  Borrower  on  a
consolidated basis with its Subsidiaries for any period, the Net Income of Borrower for such period, (a) plus, without duplication and to the extent deducted in computing Net Income for such period, the sum of (i) income taxes,
(ii) Interest Expense, (iii) depreciation and amortization expense, and (iv) other non-cash charges reasonably acceptable to Lender, (b) minus, to the extent included in Net Income for such period, extraordinary gains; provided, however, that the EBITDA with respect to any Person or substantially all of the assets of a Person that became a Subsidiary of, or was merged with or consolidated into, Borrower or any Subsidiary of Borrower during such period shall include the EBITDA of such Person or the EBITDA attributable to such assets for such period.

                           "Eligible  Accounts" means those Accounts  created by
Borrower or any Restricted Subsidiary in the ordinary course of business, that arise out of Borrower's or such Restricted Subsidiary's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower or such Restricted Subsidiary to Lender in the Loan Documents, and that are and at all times continue to be acceptable to Lender in its reasonable credit judgment in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Lender in Lender's reasonable credit judgment. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account  Debtor has failed
to pay within ninety (90) days of invoice date or one hundred twenty (120) days of date of service;

                           (b)      Retail customer Accounts;

                           (c)      Accounts  owed by an Account  Debtor  or its
Affiliates where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (d) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of Borrower or any Subsidiary of Borrower;


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

                           (e)  Accounts  with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (f)      Accounts  that are not payable in Dollars or
with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender;

                           (g) Accounts with respect to which the Account Debtor
is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower or the applicable Restricted Subsidiary has complied, to the satisfaction of Lender, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims
Act);

                           (h) Accounts with respect to which the Account Debtor
is a creditor of Borrower or any Subsidiary of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account (but only to the extent of such setoff, dispute or claim);

                           (i) Accounts with respect to an Account  Debtor whose
total obligations owing to Borrower and its Restricted Subsidiaries, taken as a whole, exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (j) Accounts with respect to which the Account Debtor
is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (k)      Accounts  the  collection  of which  Lender,
in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (l)      Accounts  with  respect  to  which the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                           (m)      Accounts  with  respect to which the Account
Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower or the applicable Restricted Subsidiary has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                           (n)  Accounts  that  represent  progress  payments or
other advance billings that are due prior to the completion of performance by Borrower or the applicable Restricted Subsidiary of the subject contract for goods or services;

                           (o)  Accounts  arising  other  than  from the sale of
goods or rendition of services in the ordinary course of Borrower's or the applicable Restricted Subsidiary's business;

                           (p)  Accounts representing  lease  payments  due from
doctors or optometrists;

                           (q)  Accounts  with  respect to which Lender does not
have a valid and perfected first priority security interest; and

                           (r)  To the extent determined appropriate  by  Lender
in its reasonable credit judgment, Accounts subject to collection by an outside claims processor where such Account has not yet been billed by such processor, and credit card Accounts.

                           "Eligible   Inventory"   means  Inventory   owned  by
Borrower or any Restricted Subsidiary consisting of first quality finished goods (including eyeglass frames, eyeglass lenses, contact lenses, sunglasses and related accessories) held for sale in the ordinary course of Borrower's or such Restricted Subsidiary's business and raw materials for such finished goods, that are located at or in-transit between Borrower's or such Restricted Subsidiary's premises identified on Schedule E-1 (as supplemented from time to time upon at least ten (10) days' prior written notice to Lender), that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower or such Restricted Subsidiary to Lender in the Loan Documents, and that are and at all times continue to be acceptable to Lender in its reasonable credit judgment in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Lender in Lender's reasonable credit judgment. An item of Inventory shall not be included in Eligible Inventory if:
                           (a)  it  is  not  owned  solely   by  Borrower  or  a
Restricted Subsidiary, or Borrower or a Restricted Subsidiary does not have good, valid, and marketable title thereto;

                           (b)  it  is  not  located  in the  United  States at
one of the locations set forth on Schedule E-1 (as supplemented from time to time upon at least ten (10) days' prior written notice to Lender);

                           (c)  it  is  Inventory  located  within a Sam's Club,
a Meijers store or another leased department within a retail store (i.e., not a "free-standing" store) which is not subject to a Collateral Access Agreement in form and substance satisfactory to Lender;

                           (d)  it is not subject to a valid and perfected first
priority security interest in favor of Lender;

                           (e)  it  consists  of  goods  returned or rejected by
customers of Borrower or the applicable Restricted Subsidiary, or goods in transit;

                           (f)  it  is  used,   obsolete  or  slow   moving,   a
restrictive or custom item, work-in-process, packaging and shipping materials, supplies used or consumed in Borrower's or a Restricted Subsidiary's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment;

                           (g)  it is located on property within a United States
military base or on property leased by Borrower or any Restricted Subsidiary from the United States government;

                           (h)      to  the  extent  determined  appropriate  by
Lender in its reasonable credit judgment, (i) it is Inventory classified by Borrower or a Restricted Subsidiary, as applicable, on its general ledger, prepared in a manner consistent with Borrower's and the Restricted Subsidiaries' general ledgers disclosed to Lender prior to the Amendment Closing Date, as either "close out" or "discontinued" Inventory and which "close out" or "discontinued" Inventory has been owned by Borrower or a Restricted Subsidiary for an aggregate of more than six (6) months after being so classified, (ii) it is Inventory constituting non-retail supplies, or (iii) it is not located on property owned or leased by Borrower or a Restricted Subsidiary or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                           (i) it is Inventory bearing a servicemark,  trademark
or name of any Person other than Borrower or a Restricted Subsidiary, unless it is Inventory which is sold to Borrower or a Restricted Subsidiary in the ordinary course of Borrower's or a Restricted Subsidiary's, as the case may be, business for distribution and is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement between Borrower or a Restricted Subsidiary, as the case may be, and any other Person which prohibits or restricts Lender's sale or other disposition of such Inventory pursuant to Loan Documents.

                           "Environmental  Claims"  means  all  claims,  however
asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower or any Subsidiary.

                           "Environmental   Laws"  means  all  federal, state or
local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                           "Environmental Permits" has the meaning set  forth in
Section 5.12(b).

                           "Equipment" means all present and hereafter  acquired
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts and goods (other than consumer goods, farm products, or Inventory), of Borrower or any of its Restricted Subsidiaries, wherever located, including, (a) any interest of Borrower or any of its Restricted Subsidiaries in any of the foregoing and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, and regulations promulgated thereunder.

                           "ERISA   Affiliate"  means  any   trade  or  business
(whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

                           "ERISA Event"  means  (a)  a   Reportable  Event with
respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

                           "Eurodollar Rate" means, with respect to the Interest
Period for a Eurodollar Rate Advance, the interest rate per annum at which United States dollar deposits are offered to Wells Fargo Bank, National Association, by major banks in the London interbank market (or other Eurodollar Rate market selected by Lender) on or about 11:00 a.m. (Eastern time) two (2) Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Advances requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                           "Eurodollar Rate Advances" means any Advance (or  any
portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

                           "Event  of  Default"  has  the  meaning set forth in
Article 8.

                           "Excess  Availability"  means,  as  of  any  date  of
determination, the result (so long as such result is a positive number) of (a) Availability, less (b) the accounts payable of Borrower and its Restricted Subsidiaries over sixty (60) days past due.

                           "Exchange Act" means the  Securities  Exchange Act of
1934, and regulations promulgated thereunder.

                           "Existing  Defaults"  means,  collectively,  (i)  all
defaults or events of default (other than any payment defaults) existing as of the Amendment Closing Date under the Lease Agreement dated April 6, 1997, between Frame-N-Lens Optical, Inc. and Banc One Leasing Corporation, and (ii) the interest payment default existing as of the Amendment Closing Date with respect to the Senior Notes.

                           "Fee  Letter"  means  that  certain  agreement  dated
as of the Amendment Closing Date setting forth the applicable fees for Lender relating to this Agreement and the Loans.

                           "FEIN" means Federal Employer Identification Number.

                           "First Union"  has  the  meaning  set  forth  in  the
recitals to this Agreement.

                           "Foreign Subsidiary" means any Subsidiary of Borrower
which is organized or incorporated under the laws of a jurisdiction other than the United States or any state or territory thereof.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "General  Intangibles"  means  all  of Borrower's and
each Restricted Subsidiary's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, trade secrets, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                           "GOB  Rate"  means  the  percentages determined, from
time to time, by an appraiser acceptable to Foothill and using a methodology acceptable to Foothill in its reasonable credit judgment as the percentage of Cost of Inventory recoverable on a going-out of business basis, multiplied by eighty-five percent (85%).

                           "Governing  Documents"   means   the  certificate  or
articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                           "Governmental   Authority"   means   any   nation  or
government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                           "Guaranty Obligation" has the meaning  set  forth  in
the definition of "Contingent Obligation."

                           "Hazardous  Materials"  means  all  those  substances
that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                           "Indebtedness"  means,  with respect to  any  Person,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Indemnified Liabilities" has the  meaning  set forth
in Section 11.3.

                           "Indemnified Person" has  the  meaning set  forth  in
Section 11.3.

                           "Indenture"  means   that   certain  Indenture  dated
as of October 8, 1998 among Borrower, as issuer, the guarantors named therein and State Street Bank and Trust company, as trustee.

                           "Independent  Auditor"  has  the meaning set forth in
Section 6.1(a).

                           "Insolvency   proceeding"   means   any    proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intangible  Assets"  means,  with   respect  to  any
Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                           "Interest Expense" means, with  respect to any Person
on a consolidated basis for any period, interest expense and loan fees determined in accordance with GAAP, and including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations. Unless the context clearly provides otherwise, any reference to Interest Expense in this Agreement shall be to the Interest Expense of Borrower and its Subsidiaries on a consolidated basis.

                           "Interest  Payment  Date"  means  any  date  for  the
scheduled payment of interest on the Senior Notes under the Indenture as in effect on the date hereof.

                           "Interest  Period" means,  for  any  Eurodollar  Rate
Advance, the period commencing on the Business Day such Eurodollar Rate Advance is disbursed or continued, or on the Business Day on which a Reference Rate Advance is converted to such Eurodollar Rate Advance, and ending on the date ninety (90) days thereafter.

                           "Inventory"  means  all present and future  inventory
in which Borrower or a Restricted Subsidiary has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's and each Restricted Subsidiary's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                           "Inventory Reserves" means reserves (determined  from
time to time by Lender in its discretion) for the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower or any Restricted Subsidiary.

                           "Investments"   has    the   meaning   specified   in
Section 7.4.

                           "IRC"  means  the  Internal  Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "IRS"  means  the  Internal  Revenue Service, and any
Governmental Authority succeeding to any of its principal functions under the IRC.

                           "Joint Venture" means a  single-purpose  corporation,
partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by Borrower or any of its Subsidiaries with another Person (other than Borrower or one of its Restricted Subsidiaries) in order to conduct a common venture or enterprise with such Person.

                           "L/C" has the meaning set forth in Section 2.2(a).

                           "L/C  Guaranty"  has   the   meaning   set  forth  in
Section 2.2(a).

                           "Lender" has the meaning set forth in the preamble to
this Agreement.

                           "Lender Account"  has   the   meaning  set  forth  in
Section 2.7.

                           "Lender  Expenses"  means   all:  costs  or  expenses
(including taxes, and insurance premiums) required to be paid by Borrower or any Subsidiary of Borrower under any of the Loan Documents that are paid or incurred by Lender; fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower and its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, and appraisal (including periodic Collateral appraisals); costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Lender resulting from the dishonor of checks; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Lender in examining the Books and Records; costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor; and Lender's reasonable attorneys' fees and expenses, actually incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including, without limitation, reasonable attorneys' fees and expenses actually incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "Letter of Credit" means an L/C  or  an L/C Guaranty,
as the context requires.

                           "Lien"  means  any  interest in property  securing an
obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Loan  Account"  has  the   meaning   set   forth  in
Section 2.10.

                           "Loan   Documents"   means   this    Agreement,   the
Disbursement Letter, the Letters of Credit, the Collateral Documents, any note or notes executed by Borrower and payable to Lender, and any other agreement entered into, now or in the future, in connection with this Agreement.

                           "Loans"  means,  collectively,  the  Advances and the
Term Loans.

                           "Lockbox  Account"  shall mean a  depositary  account
established pursuant to one of the Lockbox Agreements.

                           "Lockbox  Agreements"  means  those  certain  Lockbox
Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender and one of the Lockbox Banks.

                           "Lockbox   Banks"  means  First Union,  or such other
Person or Persons as Lender and Borrower may designate from time to time.

                           "Lockboxes" has the meaning set forth in Section 2.7.

                           "Managed   Care   Subsidiary"  shall   mean  (a  NVAL
VisionCare  Systems  of  California,  Inc.,  ProCare  Eye  Exam,  Inc.  and NVAL
VisionCare Systems of North Carolina, Inc. and (b) any other Subsidiary of Borrower formed or acquired after the Amendment Closing Date whose financial condition or activities are regulated under the laws of any state in connection with its provision of health or vision care products or services (or related administrative services) and shall include, and without limitation, a health maintenance organization (whether single or multi service), third party administrator or any entity similar to any of the foregoing.

                           "Margin  Stock" means "margin  stock" as such term is
defined in Regulation U or X of the Board of Governors of the Federal Reserve System.

                           "Master Concentration  Account" means account  number
2080000695022 of Borrower maintained at the Concentration Account Bank, or such other deposit account of Borrower (located in the United States), into which cash received in the Lockbox, the other Concentration Accounts and certain Retail Store Accounts is wire transferred as provided in Section 2.7.

                           "Material  Adverse   Effect"  means  (a)  a  material
adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower or of Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower or any Restricted Subsidiary to perform under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower or any Restricted Subsidiary of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

                           "Material  Contracts"  has  the  meaning set forth in
Section 5.25.

                           "Maturity  Date"  has   the  meaning   set  forth  in
Section 3.4.

                           "Maximum Amount" means $25,000,000.

                           "Maximum  Revolving  Amount" means, as of any date of
determination, the result of (a) the Maximum Amount, minus (b) the then outstanding aggregate principal balance of the Term Loans.

                           "Meijer" means Meijer, Inc.

                           "Multiemployer  Plan"  means a "multiemployer  plan",
within the meaning of Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                           "Negotiable  Collateral" means all of  Borrower's and
each Restricted Subsidiary's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower or any Restricted Subsidiary), documents, personal property leases (wherein Borrower or any Restricted Subsidiary is the lessor), chattel paper, and Books and Records relating to any of the foregoing.

                           "Net Income" means,  with respect to any Person on  a
consolidated basis for any period, its net income (or deficit) determined in accordance with GAAP. Unless the context clearly provides otherwise, any reference to Net Income in this Agreement shall be to the Net Income of Borrower and its Subsidiaries on a consolidated basis.

                           "Net  Proceeds"  means,  as  to  any Disposition by a
Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) income, sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (d) appropriate amounts to be set aside by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Disposition and retained by such Person after such Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environment matters and liabilities under any indemnification obligations associated with such Disposition.

                           "Obligations"  means  all  Loans,  debts,  principal,
interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Lender and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "Overadvance"   has   the   meaning   set   forth  in
Section 2.5.

                           "Participant"  means any Person to which  Lender  has
sold a participation interest in its rights under the Loan Documents.

                           "PBGC"   means    the   Pension    Benefit   Guaranty
Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                           "Pension  Plan" means a pension  plan (as  defined in
Section 3(2) of ERISA) subject to Title IV of ERISA which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                           "Permitted  Liens"  has  the  meaning  set  forth  in
Section 7.1.

                           "Permitted  Protest"  means  the right of Borrower or
any Restricted Subsidiary to protest any Lien other than any such Lien that secures the Obligations, provided that (a) a reserve with respect to such obligation is established on the books of Borrower or such Restricted Subsidiary in an amount that is reasonably satisfactory to Lender in its reasonable credit judgment, (b) any such protest is instituted and diligently prosecuted by Borrower or such Restricted Subsidiary in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender in and to the Collateral.

                           "Person   means   and   includes   natural   persons,
corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Plan" means an employee  benefit plan (as defined in
Section 3(3) of ERISA) which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                           "Pledge  Agreement"  means  that certain  Amended and
Restated Pledge Agreement of even date herewith among Borrower, the Administrative Agent and Lender, in form and substance satisfactory to Lender, together with any supplement thereto executed and delivered after the date hereof between Borrower and Lender.

                           "Pledged Collateral" has the meaning specified in the
Pledge Agreement.

                           "Prior Credit Agreement" has the meaning set forth in
the recitals to this Agreement.

                           "Purchase Money Indebtedness " means any Indebtedness
of Borrower or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property.

                           "Qualified  Proceeds " means any of the  following or
any combination of the following: (i) cash, (ii) cash equivalents, (iii) assets that are used or usable in the business of Borrower and its Restricted Subsidiaries as existing on the Amendment Closing Date or a business reasonably related or complimentary thereto and (iv) capital stock of any Person engaged primarily in the business of Borrower and its Restricted Subsidiaries as existing on the Amendment Closing Date or a business reasonably related or complimentary thereto so long as, in connection with the receipt by Borrower or any Restricted Subsidiary of Borrower of such capital stock, (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged with or into or transfers or conveys substantially all or all of its assets to, or is liquidated into, Borrower or any Restricted Subsidiary.

"Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                           "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                           "Reserve  Percentage" means and refers to, as  of the
date of determination thereof; the maximum percentage (rounded upward, if necessary to the nearest 1/100th of one percent (1%)), as determined by Lender (or its Affiliates) in accordance with its (or their ) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Lender or its Affiliates.

                           "Responsible   Officer"  means  the  chief  executive
officer, the chief financial officer or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the controller or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

                           "Restricted  Payments"  has  the meaning set forth in
Section 7.10.

                           "Restricted Subsidiary"  means any direct or indirect
Subsidiary of Borrower other than an Unrestricted Subsidiary.

                           "Retail Store Accounts" means those bank accounts set
forth on Schedule 6.14 other than the Lockbox Account or the Concentration Accounts.

                           "Revolving  Facility Usage" means,  as of any date of
determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                           "Sam's Club" means Sam's Club a division of Wal-Mart.

                           "SEC"  means  the Securities and Exchange Commission,
or any Governmental Authority succeeding to any of its principal functions.

                           "Security  Agreement" means that certain Amended  and
Restated  Security   Agreement  of  even  date  herewith  among  Borrower,   the
Administrative Agent and Lender, in form and substance satisfactory to Lender.

                           "Senior Notes" means those certain  senior  unsecured
notes due 2005 issued by Borrower pursuant to the Indenture.

                           "Solvent"  means,  as to any Person at any time, that
(a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                           "Sub-Concentration   Accounts"   means   those   bank
accounts  of Borrower at the  Concentration  Account  Bank set forth on Schedule
S-1.

                           "Subsidiary"  of  a  Person  means  any  corporation,
association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

                           "Subsidiary Guaranty"  eans that certain  Amended and
Restated  Subsidiary  Guaranty  of  even  date  herewith  among  the  Restricted
Subsidiaries, the Administrative Agent and Lender, in form and substance satisfactory to Lender, together with any supplement thereto.

                           "Subsidiary  Pledge  Agreement"  means  that  certain
Amended and Restated Subsidiary Pledge Agreement of even date herewith among the Restricted Subsidiaries, the Administrative Agent and Lender, in form and substance satisfactory to Lender, together with any supplement thereto.

                           "Subsidiary  Security  Agreement" means that  certain
Amended and Restated Subsidiary Security Agreement of even date herewith among the Restricted Subsidiaries, the Administrative Agent and Lender, in form and substance satisfactory to Lender, together with any supplement thereto.

                           "Surety  Instruments"  means  all  letters  of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                           "Term A Monthly  Interest  Rate  Adjustment"  has the
meaning set forth in Section 2.6(a)(iii).

                           "Term  A  Option Fee"  has  the  meaning set forth in
Section 2.3(a).

                           "Term  A   Rate"  has   the   meaning  set  forth  in
Section 2.6(a)(iii).

                           "Term B Monthly  Interest  Rate  Adjustment"  has the
meaning set forth in Section 2.6(a)(iv).

                           "Term  B  Option  Fee"  has  the meaning set forth in
Section 2.3(b).

                           "Term   B  Rate"  has   the   meaning  set  forth  in
Section 2.6(a)(iv).

                           "Term   Loan   A"   has  the  meaning  set  forth  in
Section 2.3(a).

                           "Term   Loan   B"   has   the   meaning  set forth in
Section 2.3(b).

                           "Term  Loans"  means,  collectively,  Term Loan A and
Term Loan B.

                           "Unfunded  Pension  Liability"  means the excess of a
Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

                           "Unrestricted   Subsidiaries"   means   the   Foreign
Subsidiaries, the Managed Care Subsidiaries and each other direct or indirect Subsidiary of Borrower designated as an "Unrestricted Subsidiary" by Borrower and such designation is consented to by Lender; provided, however, that each Managed Care Subsidiary existing on the Amendment Closing Date shall use its reasonable efforts to obtain the approval of the requisite regulatory entity for it to become a Restricted Subsidiary as promptly as practicable after the Amendment Closing Date and each Person which becomes a Managed Care Subsidiary after the Amendment Closing Date shall use its reasonable efforts to obtain the requisite regulatory approval for it to become a Restricted Subsidiary as promptly as practicable after it becomes a Managed Care Subsidiary; provided further that with regard to any domestic Subsidiary of Borrower formed after the Amendment Closing Date which is or seeks to become a Managed Care Subsidiary such Subsidiary's obligations as a Restricted Subsidiary under a Subsidiary Guaranty, Subsidiary Security Agreement and Subsidiary Pledge Agreement (if applicable) to be issued pursuant to Section 6.16 of this Agreement shall only become effective if (a) the approval of the requisite regulatory entity is obtained (if such approval is required) and (b) the granting of the Subsidiary Guaranty, Subsidiary Security Agreement and Subsidiary Pledge Agreement (if applicable) by such Subsidiary shall not have a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of such Subsidiary (a "material adverse effect"); provided that if a Subsidiary Guaranty, Subsidiary Security Agreement and Subsidiary Pledge Agreement (if applicable) is not issued by such Subsidiary in reliance on the provisions of this clause (b), Borrower shall deliver an officers' certificate to Lender stating that the granting of such Subsidiary Guaranty, Subsidiary Security Agreement and Subsidiary Pledge Agreement (if applicable) would have a material adverse effect, and provided, further that such obligation under the Subsidiary Guaranty shall be limited to the maximum amount which such Subsidiary would be permitted to declare or pay as a dividend in compliance with the applicable rules or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Subsidiary. No Subsidiary of Borrower may be designated as an Unrestricted Subsidiary hereunder if it is a "Guarantor" as defined in the Indenture as in effect on the Amendment Closing Date.

                           "Voidable  Transfer"  has  the  meaning  set forth in
Section 15.8.

                           "Wachovia Swap Obligations" has the meaning set forth
in Section 7.5(e).

                           "Wal-Mart   means  Wal-Mart  Stores, Inc., a Delaware
corporation.

                           "Wal-Mart Master Lease Agreement"  means that certain
Vision Center Master License Agreement dated as of June 16, 1994, by and between Wal-Mart and Borrower, and all Addenda and Attachments thereto.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis with its Subsidiaries unless the context clearly requires otherwise.

                  1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                  1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         20       LOAN AND TERMS OF PAYMENT.

                  2.1      Revolving Advances.

                           (a)      Subject to the terms and conditions of this
Agreement, Lender agrees to make advances ("Advances") to Borrower in an aggregate amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the aggregate outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less the aggregate outstanding balance of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                           (I)      the lowest of:

                                    (v) seventy-five percent (75%) of EBITDA for
                  the most recent twelve (12) month period for which financial statements have been provided to Lender pursuant to Section 6.1(c);

                                    (w) one  hundred  fifty  percent  (150%)  of
                  EBITDA for the most recent twelve (12) month period for which financial statements have been provided to Lender pursuant to
                  Section 6.1(c), less the aggregate principal amount of the Term Loans then outstanding; and

                                    (x)     the sum of:

                                                     (A)      the lowest  of (i)
                          $7,500,000, (ii) eighty-five percent (85%) of Eligible accounts, less the amount, if any, of the Dilution Reserve, and (iii) an amount equal to one-sixth (1/6) of Collections of Borrower and its Restricted Subsidiaries with respect to Accounts for the immediately preceding sixty (60) day period, plus

                                                     (B)      the lowest  of (i)
                          $12,000,000, (ii) thirty percent (30%) of the Cost of Eligible Inventory, less the aggregate amount of the Inventory Reserves, and (iii) the GOB Rate of the Cost of Eligible Inventory as determined based on the most recent appraisals thereof less the aggregate amount of the Inventory Reserves; and

                                    (y) an amount  equal to  one-third  (1/3) of
                  Collections of Borrower and its Restricted Subsidiaries with respect to Accounts for the immediately preceding sixty (60) day period; and

                                    (z) an amount equal to  two-thirds  (2/3) of
                  Collections of Borrower and its Restricted Subsidiaries with respect to Accounts for the immediately preceding sixty (60) day period, less the aggregate principal amount of the Term Loans then outstanding, minus,

                           (II) (without  duplication)  the aggregate  amount of
                  reserves,  if any, established by Lender under Section 2.1(b),
                  Section 2.1(c) and Article 10 hereof.

                           (b)      Anything  to  the  contrary  in this Section
notwithstanding, Lender shall have the right to establish reserves against the Borrowing Base or adjust the standards of eligibility in such amounts as Lender, in its reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate, including (x) reserves on account of (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Lender (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Lender (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of Collateral, and (y) reserves to the extent that the final audit and appraisal referenced in Section 3.3(c) received by Foothill after the Amendment Closing Date reveal any material negative variances from the preliminary results of such reports delivered to Lender prior to the Amendment Closing Date.

                           (c)  Lender  shall  have  the  right to  establish  a
reserve against the Borrowing Base, commencing on December 1, 1999, in the amount of $1,000,000, which reserve shall increase by an additional $1,000,000 as of the first day of each month thereafter, provided that such reserve shall reduce to zero on that date which is two (2) Business Days prior to any Interest Payment Date and increased by an additional $1,000,000 as of the first day of the immediately succeeding month and each month thereafter.

                           (d) Lender shall have no  obligation to make Advances
hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Revolving Amount.

                           (e)      Amounts borrowed  pursuant  to this  Section
2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  2.2      Letters of Credit.

                           (a)      Subject to the terms and conditions  of this
Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Lender shall have no obligation to issue a Letter of Credit if any of the following would result:

                                    (i) The  aggregate  amount  of all  types of
                  undrawn and unreimbursed Letters of Credit would exceed the Borrowing Base less the amount of outstanding Advances less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b) and Section 2.1(c); or

                                    (ii) the aggregate  amount of all undrawn or
                  unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b), Section 2.1(c) and
                  Article 10 hereof; or (y) $3,000,000; or

                                    (iii)  the  outstanding   Obligations  would
                  exceed the Maximum Amount.

Borrower expressly understands and agrees that Lender shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guaranties. Borrower and Lender acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guaranties may be outstanding on the Amendment Closing Date. Each Letter of Credit shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Lender in its sole discretion. If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Lender and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

                           (b)  Borrower  hereby  agrees  to  indemnify,   save,
defend, and hold Lender harmless from any loss, cost, expense, or liability, including payments made by Lender, expenses, and actual and reasonable attorneys' fees incurred by Lender arising out of or in connection with any Letter of Credit, except to the extent arising from Lender's own gross negligence or wilful misconduct. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guaranteed by Lender and opened to or for Borrower's account or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guaranties may require Lender to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including, without limitation, actual and reasonable attorneys' fees), or liability incurred by Lender under any L/C Guaranty as a result of Lender's indemnification of any such issuing bank, except to the extent arising from Lender's own gross negligence or wilful misconduct.

                           (c) Borrower  hereby  authorizes and directs any bank
that issues a letter of credit guaranteed by Lender to deliver to Lender all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (d) Any and all charges, commissions, fees, and costs
incurred by Lender relating to the letters of credit guaranteed by Lender shall be considered Lender Expenses for purposes of this Agreement and shall be reimbursable by Borrower to Lender on demand.

                           (e)   Immediately   upon  the   termination  of  this
Agreement, Borrower agrees to either (i) provide cash collateral to be held by Lender in an amount equal to one hundred five percent (105%) of the maximum amount of Lender's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Lender releases of all of Lender's obligations under outstanding Letters of Credit. Such cash collateral shall be returned to Borrower when there are no longer any Letters of Credit outstanding, all Obligations have been paid in full in cash and this Agreement has been terminated. At Lender's discretion, any proceeds of Collateral received by Lender after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

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

                           (f) If by reason of (i) any change in any  applicable
law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                                    (A)     any  reserve,  deposit,  or  similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                                    (B)     there   shall   be  imposed  on  the
issuing bank or Lender any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Lender of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Lender may specify to be necessary to compensate the issuing bank or Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section 2.6(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Lender, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  2.3 Term Loan. (a) Term Loan A. Subject to the terms and conditions of this Agreement, Lender has agreed to make a term loan on the Amendment Closing Date (the "Term Loan A") to Borrower in the original principal amount of $2,500,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the earlier of (x) the Maturity Date and (y) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. In the event that Borrower shall not have prepaid the Term Loan A in full by December 15, 2000 (the "Adjustment Date"), Borrower shall, at its option, pay to Lender on the Adjustment Date in immediately available funds a fee (the "Term A Option Fee") in an amount equal to one percent (1.00%) of the principal balance of the Term Loan A then outstanding. If Borrower fails to pay the Term A Option Fee on the Adjustment Date, the interest rate payable on the Term Loan A shall be increased by the Term A Monthly Interest Rate Adjustment set forth in Section 2.6(a)(iii) from the Adjustment Date through the Maturity Date. All amounts outstanding under the Term Loan A shall constitute Obligations.

                           (b)      Term  Loan  B.  Subject  to  the  terms  and
conditions of this Agreement, Lender has agreed to make a term loan on the Amendment Closing Date (the "Term Loan B") to Borrower in the original principal amount of $10,000,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan B shall be due and payable on the earlier of (x) the Maturity Date and (y) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. In the event that Borrower shall not have prepaid the Term Loan B in full by the Adjustment Date, Borrower shall, at its option, pay to Lender on each of the Adjustment Date and on January 15, 2001 in immediately available funds a fee (the "Term B Option Fee") in an amount equal to two percent (2.00%) of the principal balance of the Term Loan B then outstanding. If Borrower fails to pay the Term B Option Fee on the Adjustment Date, the interest rate payable on the Term Loan B shall be increased by the Term B Monthly Interest Rate Adjustment set forth in Section 2.6(a)(iv) from the Adjustment Date through the Maturity Date. All amounts outstanding under the Term Loan B shall constitute Obligations.

                           (c) Prepayments.  The unpaid principal balance of the
Term Loans may be voluntarily prepaid by Borrower in whole or in part without penalty or premium at any time during the term of this Agreement so long as (i) at the time of such prepayment no Default or Event of Default then exists or would be caused thereby, and (ii) immediately before and after giving effect to such prepayment, Availability (less a reasonable reserve for past due accounts payable) shall be not less than $3,000,000. All prepayments of the Term Loans shall be in an amount not less than $1,000,000. Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default then exists, all prepayments of the Term Loans shall be applied pro rata between the Term Loan A and the Term Loan B.

                  2.4      [Intentionally Omitted].

                  2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Sections 2.1 and
2.2 is greater than the applicable Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess to be used by Lender first, to repay Advances outstanding under Section 2.1 and, thereafter, to be held by Lender as cash collateral to secure Borrower's obligation to repay Lender for all amounts paid pursuant to Letters of Credit.

                  2.6 Interest and Letter of Credit Fees: Rates, Payments, and Calculations; Promise to Pay.

                           (a)      Interest Rate.  Except as provided in clause
(b) below, (i) all Advances which are Eurodollar Rate Advances shall bear interest on the Daily Balance thereof at a per annum rate of three and one-quarter percentage points (3.25%) above the Adjusted Eurodollar Rate, (ii) all Advances which are Reference Rate Advances shall bear interest on the Daily

Balance thereof at a per annum rate of two percent (2.00%) above the Reference Rate, (iii) the Term Loan A shall bear interest on the Daily Balance thereof at a per annum rate of fifteen percent (15.00%); provided, however, that, in the event Borrower fails to pay the Term A Option Fee on the Adjustment Date, the interest rate on the Term Loan A shall increase each month commencing on the Adjustment Date through the Maturity Date (such monthly increase in the interest rate is referred to herein as the "Term A Monthly Interest Rate Adjustment" and the interest rate on the Term Loan A as so increased is referred to herein as the "Term A Rate") by an additional one-eighth of one percent (0.125%) , and
(iv) the Term Loan B shall bear interest on the Daily Balance thereof at a per annum rate of fifteen percent (15.00%); provided, however, that, in the event Borrower fails to pay the Term B Option Fee on the Adjustment Date, the interest rate on the Term Loan B shall increase each month commencing on the Adjustment Date through the Maturity Date (such monthly increase in the interest rate is referred to herein as the "Term B Monthly Interest Rate Adjustment" and the interest rate on the Term Loan B as so increased is referred to herein as the "Term B Rate") by an additional three-eighths of one percent (0.375%).

                           (b)      Letter  of  Credit Fee.  Borrower  shall pay
Lender a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to one and one-half percent (1.50%) per annum times the aggregate undrawn amount of all Letters of Credit that were outstanding during the immediately preceding month.

                           (c)      Default  Rate.   Upon  the   occurrence  and
during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and the Term Loan) shall bear interest on the Daily Balance thereof at a per annum rate equal to four percentage points (4.00%) percentage points above the Reference Rate, (ii) the Term Loan A shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points (2.00%) above the Term A Rate, (iii) the Term Loan B shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points (2.00%) above the Term B Rate, and (iv) the Letter of Credit fee provided in Section 2.6(b) shall be increased to three and one-half percent (3.50%) per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                          (d) [Intentionally Omitted].

                           (e)  Payments.  Interest  and  Letter of Credit  fees
payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Lender, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loans or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder.

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

                           (f)  Computation.  The Reference Rate as of  the date
of this Agreement is eight and one-quarter percent (8.25%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                           (g)  Intent to Limit Charges to Maximum  Lawful Rate.
Borrower and Lender hereby agree and stipulate that the only charges imposed upon Borrower for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, Borrower and Lender further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, the Early Termination Premium, "float" or "clearance" charges, attorneys' fees and reimbursement for costs and expenses paid by Lender to third parties or for damages incurred by Lender are charges to compensate Lender for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by Lender in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                           (h)   Promise to Pay. Borrower hereby promises to pay
in full to Lender the amount of all Obligations, including the principal amount of all Advances, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement.

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

                  2.7      Collection of Accounts.

                           (a)  Collections. Borrower  shall,  promptly  (but in
no event later than December 15, 1999) after the Amendment Closing Date, instruct all Account Debtors (other than retail customers and optometrists) with respect to the Accounts, General Intangibles and Negotiable Collateral of Borrower and the Restricted Subsidiaries to remit, on each Business Day, all Collections in respect thereof directly to the Lockbox or to a Concentration Account via electronic funds transfer (including, but not limited to ACH transfers). From and after the Amendment Closing Date, Borrower shall cause all Collections and other amounts received by Borrower or any Restricted Subsidiary at any retail store location to be deposited on a daily basis into a Retail Store Account or a Concentration Account. In addition, Borrower agrees that all other Collections and other amounts received directly by Borrower or any Restricted Subsidiary from any Account Debtor or any other source immediately upon receipt shall be deposited into a Concentration Account. Borrower shall cause all funds in excess of $500 on deposit in each Retail Store Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to a Concentration Account.

                           (b)  Lockbox   and   Concentration   Accounts.   With
respect to each Lockbox, Borrower, Lender and the applicable Lockbox Bank shall have entered into a Lockbox Agreement, which among other things shall provide
(i) for the opening or maintenance of a Lockbox Account at such Lockbox Bank into which all Collections received in such Lockbox shall be deposited on a daily basis and (ii) that all cash deposited into such Lockbox Account shall be sent by electronic funds transfer (including, but not limited to ACH transfers) on each Business Day to the Master Concentration Account. With respect to the Sub-Concentration Accounts, Borrower, Lender and First Union shall have entered into a Concentration Account Agreement, which among other things shall provide that all cash deposited into each Sub-Concentration Account shall be sent by electronic funds transfer (including, but not limited to ACH transfers) on each Business Day to the Master Concentration Account. Upon the terms and subject to the conditions set forth in the Concentration Account Agreement with respect to the Master Concentration Account, all amounts received in the Master Concentration Account shall be wired each Business Day into an account (the "Lender Account") maintained by Lender at a depository selected by Lender.

                           (c)  Retail Store Accounts. Promptly (but in no event
later than thirty (30) days) after the Amendment Closing Date, Borrower shall, with respect to each Retail Store Account, deliver to Lender either (i) a Blocked Account Agreement with respect to such Retail Store Account or (ii) evidence that Borrower has provided to the bank at which such Retail Store Account is located notice in writing of Lender's security interest in such Retail Store Account and irrevocable directions in writing, in form and substance satisfactory to Lender, to send by electronic funds transfer
(including, but not limited to, ACH transfers) on each Business Day to a Concentration Account all funds in excess of $500 on deposit in such Retail

Store Account and that each bank has agreed to do so. Notwithstanding the foregoing, promptly upon the request of Lender, Borrower shall deliver a Blocked Account Agreement to Lender with respect to any Retail Store Account identified by Lender (which shall include, without limitation, each Retail Store Account with Wells Fargo Bank, National Association). Each Blocked Account Agreement shall provide, among other things, that all cash in excess of $500 deposited into the Retail Store Accounts covered thereby shall be sent by electronic funds transfer (including, but not limited to ACH transfers) on each Business Day to a Concentration Account.

                           (d)  Miscellaneous.     No     Lockbox     Agreement,
Concentration Account Agreement, Blocked Account Agreement or other arrangement contemplated in this Section 2.7 shall be modified by Borrower without the prior written consent of Lender.

                  2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Lender (whether from transfers to Lender by the Concentration Account Bank pursuant to the Concentration Account Agreement or otherwise) immediately shall be applied provisionally to reduce the Obligations in the order as determined by Lender, in its sole discretion, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Lender Account or unless and until such Collection item is honored when presented for payment. From and after the Amendment Closing Date, Lender shall be entitled to charge Borrower for two (2) Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a)(i), Section 2.6(a)(ii) or Section 2.6(c)(i), as applicable, on all Collections that are received by Lender (regardless of whether forwarded by the Concentration Account Bank to Lender, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two (2) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two (2) Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Lender only if it is received into the Lender Account on a Business Day on or before 2:00 p.m. (Eastern time). If any Collection item is received into the Lender Account on a non-Business Day or after 2:00 p.m. (Eastern time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Notwithstanding the foregoing, (i) any Collections or other amounts received by Lender prior to the occurrence of an Event of Default that are not directed to be applied to the Loans in any particular order by Borrower or elsewhere in this Agreement shall be applied to the Obligations as Lender, in its sole discretion, shall determine, and (ii) any Collections or other amounts received by Lender after the occurrence of an Event of Default shall be applied to the Obligations as Lender, in its sole discretion, shall determine.

                  2.9 Designated Account. Lender is authorized to make the Advances, the Letters of Credit and the Term Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e).
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

                  2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loans made by Lender to Borrower or for Borrower's account, including, accrued interest, Lender Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender Account from the Concentration Account Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within forty-five (45) days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

                  2.11     Fees.

                           (a)     Fee Letter.  Borrower shall pay to Lender the
fees set forth in the Fee Letter.

                           (b)  Unused Line Fee.  On the first day of each month
during the term of this Agreement, Borrower shall pay to Lender, in arrears, an unused line fee in an amount equal to one-half of one percent (0.50%) per annum times the Average Unused Portion of the Maximum Revolving Amount.

                           (f)  Miscellaneous.   The   fees   set   forth  above
shall be fully earned when due and non-refundable when paid and, if applicable, computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.12 Eurodollar Rate Advances. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Advances as to the matters covered:

                           (a)  Borrowing;  Conversion;  Continuation.  Borrower
may from time to time, on or after the Amendment Closing Date, request in written or telephonic communication with Lender: (i) Advances to constitute Eurodollar Rate Advances; (ii) that Reference Rate Advances be converted into
Eurodollar Rate Advances; or (iii) that existing Eurodollar Rate Advances continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Advances, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Advances shall be the last day of the Interest Period of the existing Eurodollar Rate Advances being continued), and the proposed Interest Period, in each case subject to the limitations set forth below. Eurodollar Rate Advances may only be made, continued, or extended if, as of the proposed funding date therefor each of the following conditions is satisfied:

                                    (v)   no Event of Default exists;

                                    (w)   no more than five (5) Eurodollar  Rate
Advances may be in effect at any one time;

                                    (x)   the amount  of  each  Eurodollar  Rate
Advance borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                                    (y)   Lender  shall have determined that the
Adjusted Eurodollar Rate is available to Lender and can be readily determined as of the date of the request for such Eurodollar Rate Advance by Borrower; and

                                    (z) Lender shall have  received such request
at least three (3) Business Days prior to the proposed funding date therefor.

Any request by Borrower to borrow Eurodollar Rate Advances, to convert Reference Rate Advances to Eurodollar Rate Advances, or to continue any existing Eurodollar Rate Advances shall be irrevocable, except to the extent that Lender shall determine under Sections 2.12(a), 2.13 or 2.14 that such Eurodollar Rate Advances cannot be made or continued.

                  (b) Determination of Interest Period. Eurodollar Rate Advances shall only be available for Interest Periods of ninety (90) days. The determination of Interest Periods shall be subject to the following provisions:

                           (i)   in the case of immediately successive  Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                           (ii)  if any   Interest Period would otherwise expire
on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such

Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) if  any  Interest  Period  begins  on the  last
Business Day of a month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iv)  Borrower  may not  request  a  Eurodollar  Rate
Advance with an Interest Period which expires later than the applicable Renewal Date.

                  (c) Automatic Conversion; Optional Conversion by Lender. Any Eurodollar Rate Advance shall automatically convert to a Reference Rate Advance upon (x) the occurrence of any Event of Default, or (y) the last day of the applicable Interest Period, unless Lender has received a request to continue such Eurodollar Rate Advance at least three (3) Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.12 (a) . Any Eurodollar Rate Advance shall, at Lender's option, upon notice to Borrower, convert to a Reference Rate Advance in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Advance, or (ii) this Agreement shall terminate, and Borrower shall pay to Lender any amounts required by Section 2.15 as a result thereof.

                  2.13 Illegality. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Advances as contemplated by this Agreement,
(a) the obligation of Lender hereunder to make Eurodollar Rate Advances, continue Eurodollar Rate Advances as such, and convert Reference Rate Advances to Eurodollar Rate Advances shall forthwith be suspended and (b) Lender's then outstanding Eurodollar Rate Advances, if any, shall be converted automatically to Reference Rate Advances on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Advances. If any such conversion of a Eurodollar Rate Advance occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Section 2.15. If circumstances subsequently change so that Lender shall determine that it is no longer so affected, Lender will promptly notify Borrower, and upon receipt of such notice, the obligations of Lender to make or continue Eurodollar Rate Advances or to convert Reference Rate Advances into Eurodollar Rate Advances shall be reinstated.

                  2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject Lender to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement or any Advance, or change the basis of taxation of payments to Lender in respect thereof (except for the establishment of a tax based on the net income of Lender or changes in the rate of tax on the net income of Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Eurodollar Rate Advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender; or

                  (iii) shall impose on Lender any other condition with respect to this Agreement or any Eurodollar Rate Advance;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing, or maintaining Eurodollar Rate Advances or to reduce any amount receivable hereunder in respect of such Advances, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such increased cost or reduced amount receivable; provided, however, that before making any such demand, Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and avoid the need for, or materially reduce the amount of, such increased cost. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.14, Lender shall notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this
Section 2.14 submitted by Lender to Borrower shall be conclusive in the absence of manifest error. If Borrower so notifies Lender within five (5) Business Days after Lender notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.14 and reimburses Lender for any cost in accordance with Section 2.15., Borrower may convert all Eurodollar Rate Advances then outstanding into Reference Rate Advances in accordance with Section 2.12. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  (b) If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such Person could have achieved but for such change or compliance (taking into consideration Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, after submission by Lender to Borrower of a prompt written request therefor, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  2.15 Indemnity. Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (a) a default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Advance, (b) a default by Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Advances after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) a default by Borrower in making any prepayment of any Eurodollar Rate Advance after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Advances on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expenses arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to Lender under this
Section 2.15 shall be made as though Lender had actually funded the relevant Eurodollar Rate Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Lender may fund each of the Eurodollar Rate Advances in a manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.15. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

         3.       CONDITIONS; TERM OF AGREEMENT.

                  3.1 Conditions Precedent to the Initial Advance, Letter of Credit and the Term Loans. The obligation of Lender to make the initial Advance, to issue the initial Letter of Credit or to make the Term Loans is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or before the Amendment Closing Date:

                           (a)     the Amendment Closing Date shall occur on  or
before November 30, 1999;

                           (b)     Lender    shall    have   received   searches
reflecting the filing of Uniform Commercial Code assignments with respect to the financing statements and fixture filings set forth on Schedule 3.1;

                           (c)     Lender  shall  have  received  each  of   the
following documents, duly executed, and each such document shall be in full force and effect:

                                    a.     the Lockbox Agreements;

                                    b.     the Concentration Account Agreements;

                                    c.     the Disbursement Letter;

                                    d.     the Security Agreement;

                                    e.     the Pledge Agreement;

                                    f.     the Assignment of Notes;

                                    g.     the Subsidiary Guaranty;

                                    h.     the Subsidiary Security Agreement;

                                    i.     the Subsidiary Pledge Agreement; and

                                    j.     the Assignment of LLC Interests;

                           (d)      Lender  shall  have  received a  certificate
from the Secretary of Borrower and each Restricted Subsidiary attesting to the resolutions of the Board of Directors of Borrower or such Restricted Subsidiary, as the case may be, authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower or such Restricted Subsidiary, as applicable, is a party and authorizing specific officers of Borrower to execute the same;

                           (e)      Lender shal  have  received  copies  of  the
Governing Documents of Borrower and each Restricted Subsidiary, as amended, modified, or supplemented to the Amendment Closing Date, certified by the Secretary of Borrower or such Restricted Subsidiary, as applicable;

                           (f)      Lender shall  have  received  a  certificate
of status with respect to Borrower and each Restricted Subsidiary, dated within twenty (20) days of the Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower or such Restricted Subsidiary, as applicable, which certificate shall indicate that Borrower or such Restricted Subsidiary, as applicable, is in good standing in such jurisdiction;

                           (g)      Lender  shall  have   received  certificates
of status with respect to Borrower and each Restricted Subsidiary, each dated within twenty (20) days of the Amendment Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which Borrower or such Restricted Subsidiary, as applicable, is required to be qualified to do business as a foreign corporation (except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect), which certificates shall indicate that Borrower or such Restricted Subsidiary, as applicable, is in good standing in such jurisdictions;

                           (h)      Lender shall have received a certificate  of
insurance, together with the endorsements thereto, as are required by Section 6.6, the form and substance of which shall be satisfactory to Lender and its counsel;

                           (i)      Lender  shall  have  received  duly executed
certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                           (j)      Lender   shall   have   received    evidence
satisfactory to it that, immediately after the funding of the initial loans under this Agreement, the interest payment default with respect to the Senior Notes shall be cured;

                           (k)      Lender  shall  have  received  an opinion of
Kilpatrick Stockton LLP, counsel to Borrower and its Restricted Subsidiary, in form and substance satisfactory to Lender in its sole discretion;

                           (l)      Lender  shall   have  received  satisfactory
reference, credit and background checks on key management of Borrower;

                           (m)      Lender  shall  have  received the results of
lien searches against Borrower and its Subsidiaries from all applicable jurisdictions, which shall evidence that there are no Liens of record against Borrower or any of its Subsidiaries, other than Permitted Liens;

                           (n)      Lender  shall  have   received  satisfactory
evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower and its Subsidiaries or their respective properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (o)      Lender   shall   have    received   evidence
satisfactory to it that, after making the initial Advance hereunder on the Amendment Closing Date, Borrower shall have on the Amendment Closing Date cash on hand or Excess Availability in an amount equal to or greater than $3,000,000; and

                           (p)      all  other  documents  and  legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender and its counsel.

                  3.2 Conditions Precedent to all Advances, all Letters of Credit and the Term Loans. The following shall be conditions precedent to all Advances, all Letters of Credit and the Term Loans hereunder:

                           (a)      the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b)      no Default  or  Event  of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                           (c)      no injunction, writ, restraining  order,  or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates.

                  3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                           (a)      Within   ninety  (90) days of the  Amendment
Closing Date, Borrower shall deliver to Lender the certified copies of the policies of insurance, as are required by Section 6.6, the form and substance of which shall be satisfactory to Lender and its counsel; provided, however, that copies of all endorsements to such insurance policies shall be delivered within thirty (30) days after the Amendment Closing Date.

                           (b)      Within thirty (30) days after the  Amendment
Closing Date, Borrower shall deliver to Lender evidence satisfactory to Lender that all defaults and events of default under the Lease Agreement dated April 6, 1997, between Frame-N-Lens Optical, Inc. and Banc One Leasing Corporation have been cured.

                           (c)      Within thirty (30) days after the  Amendment
Closing Date, Lender shall have (i) received appraisals of the Inventory satisfactory to Lender and (ii) completed a field examination or audit of the assets of Borrower and its Subsidiaries and an inspection of each warehouse or distribution center storing any Inventory, and the results thereof shall be acceptable to Lender in its sole discretion.

                           (d)      On  or  before May 31, 2000,  Borrower shall
deliver to Lender evidence satisfactory to Lender that Borrower and its Subsidiaries have completed the implementation of a new automated point of sale system.

                           (e)      Within   sixty (60) days  of  the  Amendment
Closing Date, Lender shall have received a complete business valuation appraisal from Ernst & Young of Borrower and its Subsidiaries, in form and substance satisfactory to Lender.

                           (f)      Within  thirty  (30)  days  of the Amendment
Closing Date, Borrower shall deliver to Lender Blocked Account Agreements with respect to the Retail Store Accounts at Wells Fargo Bank, National Association.

                           (g)      On  or  before  December 31, 1999,  Borrower
shall deliver to Lender evidence that (i) Borrower and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability and in good standing under the laws of each jurisdiction where their ownership, lease or operation of property or conduct of their business requires such qualification, and (ii) Borrower has filed in each jurisdiction in which it is qualified to do business an amendment to its qualification to the effect that Borrower's name has changed from "National Vision Associates, Ltd." to "Vista Eyecare, Inc." to the extent that Borrower is permitted to use such name in such jurisdiction.

                           (h)      Within  five  (5) days  of   the   Amendment
Closing Date, Lender shall have received an assignment, in recordable form, assigning the Administrative Agent's rights and obligations under the Collateral Assignment of Deed of Trust to Lender.

                           (i)      On  or  before  December 31, 1999,  Borrower
will provide a reconciliation between the October month end perpetual inventory and the October month end general ledger.

                  3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending May 31, 2002 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligation to provide additional credit hereunder is terminated.

                  3.6 Early  Termination by Borrower.  The provisions of Section
3.4 that allow termination of this Agreement by Borrower only on the Maturity Date (but not any extension thereof), Borrower has the option, at any time upon ninety (90) days' prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including an amount equal to one hundred five percent (105%) of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to one percent (1.00%) of the Maximum Revolving Amount as determined immediately prior to termination.

                  3.7 Termination Upon Event of Default. If Lender terminates this Agreement prior to the Maturity Date (but not any extension thereof) upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower shall pay to Lender upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium; provided, however, that if this Agreement is terminated upon the occurrence of an Event of Default which has not been wilfully caused by Borrower, the Early Termination Premium shall be reduced by fifty percent (50%). The Early Termination Premium shall be presumed to be the amount of damages sustained by Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4.       [Intentionally Omitted]

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Amendment Closing Date, and at and as of the date of the making of each Advance, Letter of Credit or Term Loan made thereafter, as though made on and as of the date of such Advance, Letter of Credit or Term Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 Corporate Existence and Power. Borrower and each of its Subsidiaries:

                           (a)     is a corporation or limited liability company
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

                           (b)     has   the  power  and   authority   and   all
governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and, as applicable, to execute, deliver, and perform its obligations under the Loan Documents;

                           (c)     is duly  qualified  as a foreign  corporation
or limited liability company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect; and

                           (d)     is  in  compliance  in  all material respects
with all Requirements of Law;

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by Borrower and its Restricted Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                           (a)     contravene  the terms of any of that Person's
Governing Documents;

                           (b)     conflict  with  or  result  in  any breach or
contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                           (c)     violate any Requirement of Law.

                  5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to Lender under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower or any of its Restricted Subsidiaries of the Agreement or any other Loan Document.

                  5.4 Binding Effect. This Agreement and each other Loan Document to which Borrower or any of its Restricted Subsidiaries is a party constitute the legal, valid and binding obligations of Borrower and any of its Restricted Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Borrower or its Subsidiaries or any of their respective properties. None of the items disclosed on Schedule 5.5:

                           (a)     purport  to  affect  this  Agreement  or  any
other Loan Document, or any of the transactions  contemplated hereby or thereby;
or

                           (b)     if determined adversely to Borrower or any of
its  Subsidiaries,  could  reasonably  be  expected  to have a Material  Adverse
Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by Borrower or from the grant or perfection of the Liens of Lender on the Collateral. Except for the Existing Defaults, as of the Amendment Closing Date, neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation (other than any agreement relating to the lease of real property) in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Amendment Closing Date, create an Event of Default under
Section 8.5. Except for the Existing Defaults, neither Borrower nor any of its Subsidiaries is in default under or with respect to any agreement relating to the lease of real property, which default, with respect to any such lease, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Amendment Closing Date, create an Event of Default under Section 8.5. As of the Amendment Closing Date, Borrower and its Restricted Subsidiaries have made all lease payments required to be made under all agreements relating to the lease of real property. As of the Amendment Closing Date, no material default exists with respect to any of the leases described in Section 5.22.

                  5.7      ERISA Compliance.

                           (a)      Each  Plan  is in compliance in all material
respects with the applicable provisions of ERISA, the IRC and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the IRS and, to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the IRC has been made with respect to any Plan;

                           (b)      There  are  no  pending  or,  to   the  best
knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no

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

prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                           (c)      (i)  No  ERISA  Event  has  occurred  or  is
reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, which in the case of any occurrence described in any of clauses (i) through (v) above has resulted in or could reasonably be expected to result in a liability of Borrower and its Subsidiaries in excess of $250,000.

                  5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 6.12 and Section 7.7. Neither Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  5.9 Title to Properties. Each of Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. As of the Amendment Closing Date, the property of Borrower and its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

                  5.10 Taxes. Each of Borrower and its Subsidiaries has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are subject to a Permitted Protest. There is no material proposed tax assessment against Borrower or any of its Subsidiaries. The amounts and types of all estimated accrued and unpaid taxes (including, without limitation, any sales or ad valorem taxes) owing by Borrower or any of its Subsidiaries is set forth, as of October 31, 1999, on
Schedule 5.10.

                  5.11     Financial Condition.

                           (a)     The audited consolidated financial statements
of Borrower and its Subsidiaries dated January 2, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and the unaudited consolidated financial statements of Borrower and its Subsidiaries dated July 3, 1999, and the related consolidated statements of income or operations, shareholder's equity and cash flows for the fiscal quarter ended on that date:

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

                                    (i)    were prepared in accordance with GAAP
          consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and, in the case of the quarterly statements dated July 3, 1999, subject to ordinary, good faith year end audit adjustments;

                                    (ii) fairly present the financial  condition
          of Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                                    (iii)  except as  specifically  disclosed in
          Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                           (b)      Since January 2, 1999, there has occurred no
event which has had a Material Adverse Effect.

                           (c)      Borrower's  and  its   Subsidiaries'  fiscal
year end is a 52/53 week retail calendar year ending on the Saturday closest to December 31st (except that certain of the Managed Care Subsidiaries and the Foreign Subsidiaries may have a calendar year end).

                  5.12     Environmental Matters.

                           (a)      Except as specifically disclosed in Schedule
5.12, the on-going operations of Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $250,000 in the aggregate.

                           (b)      Except as specifically disclosed in Schedule
5.12, Borrower and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

                           (c)      Except as specifically disclosed in Schedule
5.12, none of Borrower, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, which would reasonably be expected to give rise to Environmental Claims with potential liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate.

                           (d)  Except as  specifically  disclosed  in  Schedule
5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Borrower or any of its Subsidiaries, or arising from operations prior to the Amendment Closing Date, of Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and which in the case of any occurrence described in clause (x) or (y) could reasonably be expected to give rise to Environment Claims with potential liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate, and (ii) Borrower and its Subsidiaries have notified all of their respective employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                  5.13     Collateral Documents.

                           (a)      The  provisions  of each of  the  Collateral
Documents are effective to create in favor of Lender, acting on its own behalf and for its own benefit, a legal, valid and enforceable first priority security interest in all right, title and interest of Borrower and its Subsidiaries in the Collateral described therein, subject to Permitted Liens, if any, which are not subordinated to the Liens under the Collateral Documents; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement and the Subsidiary Security Agreement. Each of the applicable patent security agreements, trademark security agreements and copyright security agreements attached to the Security Agreement and the Subsidiary Security Agreement as Exhibits has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

                           (b)      All   representations  and   warranties   of
Borrower and each of its Restricted Subsidiaries party thereto contained in the Collateral Documents are true and correct.

                  5.14 Regulated Entities. None of Borrower, any Person controlling Borrower, or any Subsidiary of Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.15 No Burdensome Restrictions. Neither Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Governing Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                  5.16 Copyrights, Patents, Trademarks and Licenses, Etc. Each of Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any of its Subsidiaries infringes upon any rights held by any other Person which could reasonably be expected to result in a claim by any other Person in excess of $250,000. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Borrower, proposed.

                  5.17 Subsidiaries. Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.17 hereto (which Schedule designates whether each Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary as of the Amendment Closing Date) and has no equity investments in any other corporation or entity other than those specifically disclosed in part
(b) of Schedule 5.17.

                  5.18 Insurance. Except as specifically disclosed in Schedule 5.18, the properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

                  5.19  Solvency.  Borrower and  eac   of  its  Subsidiaries are
Solvent.

                  5.20 Full Disclosure. None of the representations or warranties made by Borrower or any Restricted Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower or any Restricted Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                  5.21     Accounts and Inventory.

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

                           (a) (i) The Eligible  Accounts are and will  continue
to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to the relevant Account Debtors in the regular course of business; (ii) all shipping and delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine; and (iii) none of the Accounts identified or included on any schedule, certificate or report as Eligible Accounts will, to Borrower's knowledge, fail at the time so identified or included to satisfy any of the requirements for eligibility set forth in the definition of Eligible Accounts.

                           (b) As to each  schedule of  Inventory  delivered  to
Lender, to Borrower's knowledge:

                                    (i)   the  descriptions,   origins,   sizes,
qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects; and

                                    (ii)  none of the goods  are  defective,  of
second quality, used, or goods returned after shipment, except where described as such.

                  5.22     Leases.

                           (a) Each  of  the  supplements  to  the  master lease
between Wal-Mart and Borrower with respect to retail locations of Borrower or any of its Subsidiaries located in a Wal-Mart retail store is substantially in the form of Exhibit C;

                           (b) Each of the leases between  Wal-Mart and Borrower
with respect to retail locations of Borrower or any of its Subsidiaries located in a Sam's Club retail store is substantially in the form of Exhibit D; and

                           (c) Each of the leases  between Fred Meyer,  Inc. and
Borrower is substantially in the form of Exhibit E.

                  5.23 Compliance With Laws. Each of Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in material compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties.

                  5.24 Year 2000 Compatibility. Any reprogramming by or on behalf of Borrower or any of its Subsidiaries, required to permit the proper functioning, before, on and after January 1, 2000, of Borrower's and its Subsidiaries' (i) computer-based systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or any of its Subsidiaries' systems interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed by
November 30, 1999. The cost to Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit Borrower and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

                  5.25 Material Contracts. Schedule 5.25 lists, as of the Amendment Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"). As of the Amendment Closing Date, (i) each Material Contract is in full force and effect and is enforceable in all material respects by Borrower or the Subsidiary of Borrower that is a party thereto in accordance with its terms, and (ii) neither Borrower nor any of its Subsidiaries (nor, to the knowledge of Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract. Schedule 5.25 also lists, as of the Amendment Closing Date, all of the Credit Card Agreements then in effect.

         6.       AFFIRMATIVE COVENANTS.

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

                  6.1   Financial Statements.  Borrower shall deliver to Lender:

                  (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated and unaudited consolidating balance sheet of Borrower and its Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated and consolidating financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior fiscal years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Borrower's or any Subsidiary's records and shall be delivered to Lender;

                  (b) as soon as available, but not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year (commencing with the fiscal quarter ended closest to September 30, 1999), a copy of the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries (and separate balance sheet for each Unrestricted
Subsidiary), as of the end of such quarter and the related unaudited consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of each of Borrower and its Subsidiaries (and separate statements for each Unrestricted Subsidiary);

                  (c) as soon as available, but not later than thirty (30) days after the end of each month (commencing with the month ended October 31, 1999), a copy of the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries and the related consolidating statements of income, shareholders' equity and cash flows for such month and a statement of EBITDA for the twelve (12) month period then ended, all certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of each of Borrower and its Subsidiaries.

                  6.2 Certificates; Other Information. Borrower shall furnish to Lender:

                           (a)      The  following  documents  at the  following
times in form satisfactory to Lender: (i) on each Business Day, a flash sales report, collection journal, and credit register, (ii) on a monthly basis and, in any event, by no later than the thirtieth (30th) day of each month during the term of this Agreement, (x) a detailed calculation of the Borrowing Base, and
(y) a detailed aging, by total, of the Accounts, (iii) on a monthly basis and, in any event, by no later than the thirtieth (30th) day of each month during the term of this Agreement, a summary aging, by vendor, of the accounts payable and any book overdraft of Borrower and its Restricted Subsidiaries, (iv) on a weekly basis, Inventory reports specifying Borrower's or the applicable Restricted Subsidiary's cost of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, (v) to the extent not delivered under clause (i) above, on each Business Day, notice of all returns, disputes, or claims, (vi) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower or any Restricted Subsidiary, purchase orders and invoices, (vii) a monthly basis, a calculation of the Dilution for the prior month; (viii) promptly upon the opening of any new location of Borrower or any Restricted Subsidiary, a report detailing the address of such new location and whether Borrower or such Restricted Subsidiary has delivered to Lender (A) a Uniform Commercial Code financing statement with respect to the jurisdiction in which such location is situated and (B) a Collateral Access Agreement with respect to such location; and (ix) such other reports, including, without limitation, electronic data, as to the Collateral as Lender may request from time to time;

                           (b)      concurrently   with   the  delivery  of  the
financial statements referred to in Section 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.14, except as specified in such certificate;

                           (c)      concurrently  with  the  delivery   of   the
financial statements referred to in Section 6.1(a) and Section 6.1(b), a Compliance Certificate executed by a Responsible Officer;

                           (d)      concurrently  with  the   delivery   of  the
financial statements referred to in Section 6.1(b), a certificate executed by a Responsible Officer setting forth dividends and other distributions from Unrestricted Subsidiaries to Borrower or any Restricted Subsidiary for the immediately preceding fiscal quarter;

                           (e)      (i) a  monthly  budget for each  fiscal year
on or before the date thirty (30) days after the first day of such fiscal year and (ii) a projected monthly budget forecast, in form and substance acceptable to Lender, for each upcoming fiscal year on or before the date thirty (30) days prior to the first day of such upcoming fiscal year;

                           (f) promptly,  copies of all financial statements and
reports that Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Borrower or any Subsidiary may make to, or file with, the SEC;

                           (g) promptly upon receipt,  a copy of any "management
letter" received by it that has been prepared by its internal or outside accountants;

                           (h) promptly,  such additional  information regarding
the business, financial or corporate affairs of Borrower or any Subsidiary as Lender may from time to time reasonably request; and

                           (i) at least fifteen (15) days  prior to the  closing
of any retail store location, notice of the closing of such retail store location, together with an estimate of reasonably anticipated cash closing expenses for such closing and a calculation of the total cash closing expenses for all retail store closings from the Amendment Closing Date.

                  6.3      Notices.  Borrower shall promptly notify Lender:

                           (a)      of the occurrence of any Default or Event of
Default;

                           (b)      of (i)  any  breach or  non-performance  of,
or any default under, any Contractual Obligation of Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Borrower or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

                           (c)      of  the  commencement  of, or  any  material
development in, any litigation or proceeding affecting Borrower or any of its Subsidiaries (i) in which the amount of damages claimed is $250,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                           (d)      upon, but in no event  later  than  ten (10)
days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, and which in the case of any event described in clause (i), (ii) or (iii) above has resulted or could reasonably be expected to result in liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate;

                           (e)      of  any  other  litigation   or   proceeding
affecting Borrower or any of its Subsidiaries which Borrower would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

                           (f)      of  the occurrence  of  any of the following
events affecting Borrower or any ERISA Affiliate which has resulted or could reasonably be expected to result in liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate (but in no event more than ten (10) days after such event), and deliver to Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any ERISA Affiliate with respect to such event:

                                    (i)  an ERISA Event;

                                    (ii) a  material  increase  in the  Unfunded
     Pension Liability of any Pension Plan;

                                    (iii) the adoption  of, or the  commencement
     of contributions to, any Plan subject to Section 412 of the IRC by Borrower or any ERISA Affiliate; or

                                    (iv) the  adoption  of any  amendment  to  a
     Plan subject to Section 412 of the IRC, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                           (g)      of   any   material   change  in  accounting
policies or financial reporting practices by Borrower or any of its consolidated Subsidiaries; and

                           (h)      at  least  thirty  (30) days prior  thereto,
that Borrower or any of its Subsidiaries intends to change its name or address from that disclosed to Lender as of the Amendment Closing Date, together with disclosures of such new name or address.

                           Each notice under this Section  shall be  accompanied
by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Borrower or any affected Subsidiary of Borrower proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

                  6.4 Preservation of Corporate Existence, Etc. Borrower shall, and shall cause each Subsidiary to:

                           (a)      preserve  and  maintain  in  full  force and
effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation.

                           (b)      preserve   and   maintain   in   full  force
and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2;

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                           (c)      use  reasonable  efforts,  in  the  ordinary
course of business, to preserve its business organization and goodwill; and

                           (d)      preserve   or  renew  all of  its   material
registered patents, trademarks, trade names and service marks.

Nothing in this Section 6.4 shall prohibit the liquidation or dissolution of any Subsidiary into Borrower or another Subsidiary of Borrower (but if the liquidating or dissolving Subsidiary is a Restricted Subsidiary, it must liquidate or dissolve into Borrower or another Restricted Subsidiary).

                  6.5 Maintenance of Property. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.2. Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities; provided, however, that nothing in this Section 6.5 shall prevent Borrower or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of its properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of Borrower or of the Board of Directors of the Subsidiary concerned, or of an officer (or other agent employed by Borrower or any of its Subsidiaries) of Borrower or such Subsidiary having managerial responsibility for such property, desirable in the conduct of the business of Borrower or such Subsidiary; provided further, however, that any disposal of any property pursuant to the immediately preceding proviso shall be subject to the terms and conditions of Article 7 of this Agreement.

                  6.6      Insurance.

                           (a)      At  Borrower's  expense,  Borrower  and  its
Subsidiaries shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower and its Subsidiaries also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such insurance shall contain an endorsement showing Lender as an additional insured or loss payee, as applicable.

                           (b)      All such  policies of insurance  shall be in
such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Lender shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Lender, showing Lender as sole loss

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payee  thereof,  and  shall  contain  a waiver of  warranties.  Every  policy of insurance referred to in this Section 6.6 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Lender and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower, any of its Subsidiaries or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor within ninety (90) days of the Amendment Closing Date.

                           (c)      Original  policies or  certificates  thereof
satisfactory to Lender evidencing such insurance shall be delivered to Lender at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give Lender prompt notice of any loss in excess of $250,000 covered by such insurance, and Lender shall have the right to adjust any loss. Lender shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower or any of its Subsidiaries whatsoever in respect of such adjustments. Any monies received as payment for any loss in excess of $250,000 under any insurance policy including the insurance policies mentioned above, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations without premium, in such order or manner as Lender may elect, or shall be disbursed to Borrower or any of its Subsidiaries under stage payment terms satisfactory to Lender for application to the cost of repairs, replacements, or restorations; provided, however, that all insurance proceeds received by Borrower after the occurrence and during the continuation of an Event of Default shall be promptly paid over to Lender to be applied to the Obligations as determined by Lender in its sole discretion. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Lender shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Lender shall determine.

                           (d)      Neither Borrower nor any of its Subsidiaries
shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.6, unless Lender is included thereon as named insured with the loss payable to Lender under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Lender.

                  6.7 Payment of Obligations. Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all of the following obligations and liabilities:


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

                           (a)      all  tax   liabilities,    assessments   and
governmental charges or levies upon it or its properties or assets, unless the same are the subject of a Permitted Protest; and

                           (b)      all lawful claims which, if unpaid, would by
law become a Lien upon its property, unless the same are the subject of a Permitted Protest; and

                           (c)      after  the   Amendment  Closing   Date,  all
interest payments due in respect of the Senior Notes.

                  6.8 Compliance with Laws. Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  6.9 Compliance with ERISA. Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the IRC to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the IRC, except where Borrower failure to comply with the requirements of (a), (b) and (c) hereof has not resulted or could not reasonably be expected to result in liability of Borrower and its Subsidiaries in excess of $250,000 in the aggregate.

                  6.10 Inspection of Property and Books and Records. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and such Subsidiary (which shall include, without limitation, accurate records of all intercompany transfers among Borrower and its Subsidiaries). Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of Lender to visit and inspect any of their respective Books and Records, properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, and to check, test and appraise the Collateral (including, but not limited to, appraisals for the purpose of determining the GOB Rate) in order to verify their respective financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, when an Event of Default exists Lender may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice

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                  6.11     Environmental Laws.

                           (a)      Borrower shall,  and shall cause each of its
Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

                           (b)      Upon   the   written   request  of   Lender,
Borrower shall submit and cause each of its Subsidiaries to submit, to Lender, at Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.3(d), that could, individually or in the aggregate, result in liability in excess of $250,000.

                  6.12 Use of Proceeds. Borrower shall use the proceeds of the Loans to refinance Indebtedness outstanding under the Prior Credit Agreement, to finance capital expenditures and for working capital and other general corporate purposes including (i) to make interest payments when due on the Senior Notes, and (ii) to make investments in and loans to Restricted Subsidiaries so long as such investments and loans are accurately accounted for in Borrower's Books and Records.

                  6.13     Further Assurances.

                           (a)      Borrower  shall  ensure   that  all  written
information, exhibits and reports furnished to Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Lender and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                           (b)      Promptly  upon  request by Lender,  Borrower
shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document or under any other document executed in connection therewith.

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

                           (c)      Original  sales  invoices  evidencing  daily
sales shall be mailed by Borrower and its Restricted Subsidiaries, as applicable, to each Account Debtor (other than retail customers) and, at Lender's direction after the occurrence and during the continuation of an Event of Default, the invoices shall indicate on their face that the Account has been assigned to Lender and that all payments are to be made directly to Lender.

                  6.14 Bank Accounts. Borrower shall not, and shall not permit any Restricted Subsidiary to, open or maintain any deposit or investment account with any bank or other financial institution other than the accounts described on Schedule 6.14 as supplemented on a quarterly basis by notice of Lender.

                  6.15 Year 2000 Compatibility. Borrower will, and will cause each of its Subsidiaries to, take all action necessary to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. At the request of Lender, Borrower will provide reasonable assurance of its and its Subsidiaries' year 2000 compatibility.

                  6.16 Covenants Regarding Formation of Subsidiaries. At any time of (a) the formation of any new Subsidiary by Borrower or any of its Subsidiaries whether pursuant to a permitted Acquisition or otherwise or (b) any Unrestricted Subsidiary becoming a Restricted Subsidiary hereunder, Borrower will, and will cause any such Restricted Subsidiaries (a) to provide to Lender supplements to the Subsidiary Guaranty and Subsidiary Security Agreement executed by such new Restricted Subsidiary, together with appropriate UCC-1 financing statements and appropriate attachments, all in form and substance satisfactory to Lender, and (b) to provide to Lender, a duly executed supplement to the Pledge Agreement or the Subsidiary Pledge Agreement, as appropriate, together with such other documentation as is, in the reasonable opinion of Lender, appropriate to give effect to the pledge of the shares of such Restricted Subsidiary, in form and substance satisfactory to Lender. In addition to the foregoing, Borrower shall provide to Lender such opinions and other documentation as shall be reasonably requested by Lender. Each document, agreement or instrument executed or issued pursuant to this Section 6.16 shall be a "Collateral Document" for purposes of this Credit Agreement.

                  6.17 Tax Returns. Borrower shall deliver to Lender copies of each of Borrower's and its Subsidiaries' future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the IRS.

                  6.18 Returns. Cause returns and allowances, if any, as between Borrower and its Restricted Subsidiaries and their respective Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower and its Restricted Subsidiaries, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default

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

has occurred and is continuing, any Account Debtor returns any Inventory to Borrower or any Restricted Subsidiary, such Person promptly shall determine the reason for such return and, if such Person accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor (other than a retail customer) returns any Inventory to Borrower or any Restricted Subsidiary, such Person promptly shall determine the reason for such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

                  6.19 Title to Equipment. Upon Lender's request, Borrower immediately shall deliver to Lender, properly endorsed, any and all certificates of title or applications for certificates of title to any items of Equipment of Borrower and its Restricted Subsidiaries.

         7.       NEGATIVE COVENANTS.

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

                  7.1 Limitation on Liens. Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                           (a)      any   Lien   (other   than   a  Lien  on the
Collateral) existing on property of Borrower or any of its Subsidiaries on the Amendment Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date or any extension, renewal or refinancing thereof so long as the Indebtedness secured by such Lien is not increased and the terms of such extension, renewal or refinancing are not more onerous on Borrower and its Subsidiaries than the Indebtedness so extended, renewed or refinanced;

                           (b)      any Lien created under any Loan Document;

                           (c)      Liens   for   taxes,  fees,  assessments  or
other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the IRC;

                           (d)      carriers',    warehousemen's,    mechanics',
landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

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                           (e)      Liens  (other  than  any  Lien   imposed  by
ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (f)      Liens  on the  property of  Borrower  or any
of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                           (g)      Liens  consisting of  judgment  or  judicial
attachment liens that do not constitute Events of Default under Section 8.1(i);

                           (h)      easements,    rights-of-way,    restrictions
and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Borrower and its Subsidiaries;

                           (i)      Liens  on   assets  of   corporations  which
become Subsidiaries after the date of this Agreement; provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof, and the Indebtedness secured thereby shall be permitted under Section 7.5(f);

                           (j)      purchase  money  security  interests  on any
property acquired or held by Borrower or its Subsidiaries securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within forty-five (45) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed one hundred percent (100%) of the cost of such property, and (iv) the Purchase Money Indebtedness secured by any and all such purchase money security interests shall be permitted under Section 7.5(f);

                           (k)      Liens securing Capitalized Lease Obligations
on assets subject to such leases, provided that the Indebtedness secured thereby shall be permitted under Section 7.5(f);

                           (l)      Liens  arising   solely  by  virtue  of  any
statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account

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is not a dedicated cash  collateral  account and is not subject to  restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (ii) such deposit account is not intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

                           (m)      Liens   on   any  Managed   Care  Subsidiary
pursuant to the applicable rules and regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Managed Care Subsidiary; and

                           (n)      Liens on intercompany Indebtedness permitted
under Section 7.5(c) hereof.

                  7.2 Disposition of Assets. Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of (i) Inventory in the ordinary course of business, or (ii) used, worn-out or surplus Equipment in the ordinary course of business in an amount not to exceed $250,000 in the aggregate during the term of this Agreement;

                  (b) the sales of equipment, in an amount not to exceed $250,000 in the aggregate during the term of this Agreement, to the extent that such Equipment is exchanged for credit against the purchase price of similar replacement Equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement Equipment; provided, that (i) Lender shall have a first priority perfected Lien on such replacement Equipment and (ii) any cash proceeds remaining after the purchase of such Replacement Equipment shall be applied as a repayment of the Obligations;

                  (c) Disposition not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such Disposition, (ii) the aggregate sales price from such disposition shall be paid in Qualified Proceeds,
(iii) (x) the aggregate value of all assets so sold by Borrower and its Subsidiaries, together, shall not exceed $100,000, or (y) such Disposition shall constitute a Disposition of a retail store location permitted under Section 7.18(b), and (iv) the cash portion of Net Proceeds relating to any such Disposition promptly shall be used to make a prepayment of the Loans and the non-cash portion of any such Net Proceeds promptly shall be pledged to Lender to secure the Obligations pursuant to documentation reasonably acceptable to Lender; and


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                  (d)  subleases of real  property and Equipment in the ordinary course of business to independent eye care professionals.

                  7.3 Consolidations and Mergers. Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, merge, reorganize, recapitalize, reclassify its capital stock or other equity interests, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, form any new subsidiary, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except:

                           (a)      any   Subsidiary  may merge  with  Borrower,
provided that Borrower shall be the continuing or surviving corporation, or with any one or more Restricted Subsidiaries, provided that if any transaction shall be between an Unrestricted Subsidiary and a Restricted Subsidiary, the Restricted Subsidiary shall be the continuing or surviving corporation, and any Unrestricted Subsidiary may merge with another Unrestricted Subsidiary; and

                           (b)      any  Subsidiary  may sell  or  transfer  all
or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or a Restricted Subsidiary, and any Unrestricted Subsidiary may sell or transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Unrestricted Subsidiary.

                  7.4 Loans and Investments. Borrower shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower (together, "Investments"), except for:

                           (a)      Investments  held   by   Borrower   or   any
Subsidiary in the form of cash equivalents;

                           (b)      extensions  of  credi   in   the  nature  of
accounts receivable arising from the sale or lease of goods or services in the ordinary course of business;

                           (c)      Investments  by   Borrower  in  any  of  its
Restricted Subsidiaries or by any of its Restricted Subsidiaries in another of its Restricted Subsidiaries;

                           (d)      so long as Borrower has Excess Availability,
on the date of such Investment and after giving effect thereto, of at least $1,500,000, Investments made or after the Amendment Closing Date by Borrower or any Restricted Subsidiary in existing Unrestricted Subsidiaries not to exceed $750,000 in the aggregate; and

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                           (e)      Loans  to   employees  of  Borrower  or  its
Subsidiaries not to exceed $200,000 at any time outstanding.

                  7.5 Limitation on Indebtedness. Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                           (a)      Indebtedness   incurred   pursuant  to  this
Agreement;

                           (b)      Indebtedness    consisting   of   Contingent
Obligations permitted pursuant to Section 7.8;

                           (c)      Intercompany Indebtedness issued to Borrower
by its Restricted Subsidiaries and, to the extent permitted by Section 7.4(e), intercompany Indebtedness issued to Borrower by Unrestricted Subsidiaries provided that any and all of such Indebtedness shall be evidenced by a promissory note or notes which shall be assigned and delivered to Lender pursuant to the Security Agreement;

                           (d)      Indebtedness  existing   on   the  Amendment
Closing Date and set forth in Schedule 7.5;

                           (e)      prior    to   March   1,   2000,   unsecured
Indebtedness of Borrower pursuant to its interest rate swap arrangements with Wachovia Bank, N.A., in an aggregate notional amount not to exceed $5,000,000 (the "Wachovia Swap Obligations");

                           (f)      Indebtedness  in  an  aggregate  amount  not
to exceed $1,000,000 at any time secured by Liens otherwise permitted by Section 7.1(i), (j) and (k);

                           (g)      Indebtedness  outstanding  under  the Senior
Notes; and

                           (h)      Any  extension,  renewal  or  refinancing of
any of the foregoing Indebtedness so long as the principal amount thereof is not increased as a result thereof and the terms thereof are no more adverse to Borrower and its Subsidiaries or Lender than the Indebtedness so extended, renewed or refinanced.

                  7.6 Transactions with Affiliates. Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Borrower, except upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

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                  7.7 Use of Proceeds.  Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of the Loans or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, except in compliance with such Sections.

                  7.8 Contingent Obligations. Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                           (a)      endorsements  for  collection  or deposit in
the ordinary course of business;

                           (b)      prior  to  March 1, 2000, the  Wachovia Swap
Obligations;

                           (c)      Contingent  Obligations of Borrower and  its
Subsidiaries  existing as of the  Amendment  Closing Date and listed in Schedule
7.8;

                           (d)  Contingent  Obligations  with  respect to Surety
Instruments incurred to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements, in each case incurred in the ordinary course of business and securing obligations not constituting Indebtedness;

                           (e)  Contingent  Obligations  with  respect to Surety
Instruments incurred in respect of trade letters of credit, standby letters of credit or performance, surety or appeal bonds, in each case incurred in the ordinary course of business and securing obligations not constituting Indebtedness and not exceeding at any time $250,000 in the aggregate in respect of Borrower and its Subsidiaries together; and

                           (f)      Contingent Obligations with  respect  to any
liability of Borrower or any Restricted Subsidiary which is otherwise permitted under this Agreement.

                  7.9 Joint Ventures. Borrower shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, except that Borrower and its Subsidiaries may enter into alliances with other retailers or managed care companies to solicit and perform managed care contracts which agreements must be reasonably acceptable to Lender.


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

                  7.10 Restricted Payments. Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (all such dividends, distributions, purchases, redemptions or acquisitions are herein referred to as "Restricted Payments"), except that Borrower and any Restricted Subsidiary may:

                           (a)      declare  and make dividend payments or other
distributions payable solely in its common stock;

                           (b)      make  repurchases  of  the  common  stock of
Borrower from employees of Borrower or any of its Subsidiaries or their authorized representatives or successors upon the death, disability or termination of employment of such employees in an aggregate amount not to exceed $100,000 in any calendar year as long as no Default or Event of Default shall have occurred and be continuing or result therefrom; and

                           (c)      make  repurchases  of  the  common  stock of
Borrower pursuant to the terms of the Put Option Agreement, dated October 1, 1997, by and between Borrower and Myrel Neumann, O.D., as such agreement is in effect in all material respects on the Amendment Closing Date, as long as no Default or Event of Default shall have occurred and be continuing or result therefrom, in an aggregate amount not to exceed $900,000 during the period from January 1, 2000 until February 1, 2000.

                  7.11 ERISA. Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Borrower in an aggregate amount in excess of $250,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in liability by Borrower in an aggregate amount in excess of $250,000.

                  7.12 Change in Business; Change of Name. Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business which is not reasonably related or complimentary to those lines of business carried on by Borrower and its Subsidiaries on the Amendment Closing Date. Borrower shall not, and shall not suffer or permit any Subsidiary to, change its corporate or other organizational structure (within the meaning of Section 11-9-402(7) of the Code) without Foothill's prior written consent. Borrower shall not, and shall not suffer or permit any Subsidiary to, change its name, or identity, or add any new fictitious name, without thirty (30) days' prior written notice to Lender.

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

                  7.13 Accounting Changes. Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or of any Subsidiary.

                  7.14 Financial Covenants. Borrower shall not fail to maintain the financial covenants as set forth on Schedule 7.14.

                  7.15 Amendments. Borrower shall not, and shall not permit any Subsidiary to, permit or suffer any material amendments, modifications, supplements, or restatements of (a) its certificate of incorporation, by-laws, or other governing documents, as applicable, or (b) in any manner adverse to Lender, the Senior Notes, the Indenture, any leases referred to in Section 5.22 or any of its other Material Contracts, or any Indebtedness permitted under
Section 7.5.

                  7.16 No Other Negative Pledges. Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement, the Collateral Documents or the Indenture, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

                  7.17 Prepayments. Except in connection with a refinancing permitted by Section 7.5(f), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement.

                  7.18 Real Estate; Store Locations. Borrower will not, and will not permit or cause any of its Subsidiaries to, (a) purchase any real property or (b) close any of its retail store locations without the prior written consent of Lender which shall not be unreasonably withheld.

                  7.19 Capital Expenditures. Borrower shall not, and shall not permit any of its Subsidiaries to, make (a) capital expenditures related to the opening of new retail store locations in an aggregate amount in excess of $3,500,000 during any fiscal year, or (b) capital expenditures in an aggregate amount in excess of $10,000,000 during any fiscal year.

         8. EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default":

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

                  8.1 Non-Payment. If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due
Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations); or

                  8.2 Representation or Warranty. Any representation or warranty by Borrower or any of its Subsidiaries made or deemed made herein (other than in Section 5.20), in any other Loan Document or which is contained in any certificate, document or financial or other statement by Borrower, any of its Subsidiaries or any Authorized Person, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  8.3 Specific Defaults. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.1, 6.2, 6.3, 6.6,
6.9 or 6..12 or in Article 7; or

                  8.4 Other Defaults. Borrower or any of its Subsidiaries party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of five (5) Business Days after the date upon which an Authorized Person knew or reasonably should have known of such failure; or

                  8.5 Cross-Default. (i) Borrower or any of its Subsidiaries (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or (ii) Borrower or any of its Subsidiaries (A) shall have received notice of termination with respect to, or notice of an intent to terminate, the Wal-Mart Master Lease Agreement, (B) shall be in default with respect to fifteen (15) or more leases of real property related to retail store locations within Wal-Mart stores to the extent the defaults under such leases would permit termination thereof, or (c) shall be in default with respect to twenty-five (25) or more leases of real property related to retail store locations (other than locations within Wal-Mart stores ) to the extent the defaults under such leases would

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

permit termination thereof; provided, however, that the foregoing shall not apply to the Existing Defaults so long as such Existing Defaults are cured as provided in Section 3.1(j) and Section 3.3(b); or

                  8.6 Insolvency; Voluntary Proceedings. Borrower or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  8.7 Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  8.8 ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

                  8.9 Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of twenty (20) days after the entry thereof; or

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                  8.10 Non-Monetary Judgments.  Any non-monetary judgment, order or decree is entered against Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  8.11 Change of Control. There occurs any Change of Control; or

                  8.12 Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or Borrower or of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, provided that such event results in or could reasonably be expected to result in a loss of annual revenue or potential revenue of at least the lesser of (i) $3,000,000 or (ii) one percent (1%) of the gross revenues of Borrower (on a consolidated basis with its Subsidiaries) for the most recently ended twelve (12) month period; or

                 8.13 Adverse Change. There occurs a Material Adverse Effect; or

                 8.14 Collateral.

                           (a) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Borrower or any of its Subsidiaries party thereto or Borrower or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                           (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

                  8.15 There shall occur a default or event of default under the Senior Notes; or

                  8.16 James W. Krause shall cease to be the chairman and chief executive officer of Borrower and shall not have been replaced by a new officer reasonably acceptable to Lender within ninety (90) days; or

                  8.17 Borrower or any of its Subsidiaries shall at any time disavow any of its obligations under, or shall assert the invalidity or enforceability of, any of the Collateral Documents; or

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                  8.18  If  Borrower  or any of its  Subsidiaries  is  enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or

                  8.19 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness.

                  8.20 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any Subsidiary's properties or assets in an amount in excess of $150,000 by the United States government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or governmental agency (except with respect to any taxes which are the subject of a Permitted Protest), or (b) if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien in an amount in excess of $150,000, whether choate or otherwise, upon any of Borrower's or any Subsidiary's properties or assets and the same is not paid on the payment date thereof (except with respect to any taxes which are the subject of a Permitted Protest); provided that Lender shall have the right to establish a reserve against the Borrowing Base in an amount of any such Lien without waiving its rights and remedies with respect to an Event of Default arising under this
Section 8.20.

         9.       LENDER'S RIGHTS AND REMEDIES.

                  9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Declare  all  Obligations,  whether evidenced  by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing  money or extending  credit to or
for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                           (c) Terminate  this  Agreement  and  any of the other
Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                           (d) Settle or adjust  disputes  and  claims  directly
with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with

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only the net  amounts  received by Lender in payment of such  disputed  Accounts
after  deducting  all  Lender  Expenses   incurred  or  expended  in  connection
therewith;

                           (e) Cause Borrower to hold all returned  Inventory in
trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                           (f) Without  notice to or demand upon Borrower or any
guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may reasonably designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Lender's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without  notice to Borrower  (such  notice  being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 11-9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Blocked Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                           (h) Hold, as cash  collateral,  any  and all balances
and deposits of Borrower held by Lender, and any amounts received in the Blocked Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Seek the  appointment  of a receiver or keeper to
take possession of the Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing, and Borrower hereby consents to such right and such appointment and hereby waives any objection Borrower may have thereto or the right to have a bond or other security posted by Lender in connection therewith;

                           (j) Ship, reclaim,  recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a non-exclusive license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service

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marks,  and  advertising  matter,  or any  property of a similar  nature,  as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit(to the extent it does not cause a violation or forfeiture thereof);

                           (k) Sell the Collateral at either a public or private
sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (l) Lender  shall give notice of the  disposition  of
the Collateral as follows:

                                    (1)     Lender shall give  Borrower and each
holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2)     The   notice  shall  be   personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                                    (3)     If the sale is to be a public  sale,
Lender also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (m) Lender may credit bid and purchase at any  public
sale;

                           (n) Any deficiency  that exists after  disposition of
the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower; and

                           (o) Borrower  acknowledges that the Obligations arose
out of a commercial transaction, and agree that if an Event of Default shall occur, Lender shall have the right to an immediate writ of possession without notice of a hearing.

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                  9.2 Remedies  Cumulative.  Lender's  rights and remedies under
this  Agreement,   the  Loan  Documents,  and  all  other  agreements  shall  be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Lender determines that such failure by Borrower could reasonably be expected to have a Material Adverse Effect, in its discretion and without prior notice to Borrower, Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type described in Section 6.6, and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

                  11.2 Lender's Liability for Collateral. So long as Lender complies with its obligations, if any, under Section 11-9-207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

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                  11.3 Indemnification.  Borrower shall pay, indemnify,  defend, and hold  Lender,  each  Participant,  and each of  their  respective  officers,
directors,   employees,   counsel,   agents,  and  attorneys-in-fact  (each,  an
"Indemnified Person") harmless (to the fullest extent permitted by law) from and
against  any  and  all  claims,   demands,   suits,   actions,   investigations,
proceedings, and damages, and all reasonable attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or facsimile to Borrower or to Lender, as the case may be, at its address set forth below:

                  If to Borrower:   VISTA EYECARE, INC.
                                    296 Grayson Highway
                                    Lawrenceville, Georgia 30045-5737
                                    Attn: Chief Financial Officer
                                    Fax No. (770) 822-2027

                  with copies to:   VISTA EYECARE, INC.
                                    296 Grayson Highway
                                    Lawrenceville, Georgia 30045-5737
                                    Attn: General Counsel
                                    Fax No. (770) 822-2029

                  If to Lender:     FOOTHILL CAPITAL CORPORATION
                                    Northpark Town Center, Building 400
                                    1000 Abernathy Road, N.E., Suite 1450
                                    Atlanta, Georgia 30328
                                    Attn:  Business Finance Division Manager
                                    Fax No. (770) 508-1370

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

                  with copies to:   Paul, Hastings, Janofsky & Walker LLP
                                    600 Peachtree Street, N.E., Suite 2400
                                    Atlanta, Georgia 30308
                                    Attn: Chris D. Molen, Esq.
                                    Fax No. (404) 815-2424

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with Sections 11-9-504 or 11-9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with Sections 11-9-504 or 11-9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted facsimile or other similar method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANY OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless Borrower

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requests, in writing, the return of said documents,  schedules,  or other papers and makes arrangements, at Borrower's expense, for their return.

         15.      GENERAL PROVISIONS.

                  15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

                  15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations with respect to the Loans and the commitment hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person. With respect to any Person that purchases any portion of Lender's rights and obligations under this Agreement pursuant to the terms of this Section 15.2, such Person shall be entitled (i) to all of the benefits of
Section 11.3 hereof and (ii) to the payment of all Lender Expenses and expenses of the type described in paragraph (c) of the Fee Letter as if such Person were the "Lender" as defined herein and in the Fee Letter.

                  15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Lender and Borrower.

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                  15.7 Counterparts;  Facsimile Execution. This Agreement may be
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Lender related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  15.10 Time is of the Essence. Time is of the essence of this Agreement.





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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed in Atlanta, Georgia.


                                            VISTA EYECARE, INC.,
                                            a Georgia corporation


                                            By      /s/  Mitchell Goodman
                                            Name:   Mitchell Goodman
                                            Title:  Executive Vice President


                                            FOOTHILL  CAPITAL   CORPORATION,   a
                                            California   corporation   with   an
                                            office  in  Atlanta,   Georgia,   as
                                            lender  and as agent for  itself and
                                            certain other Persons


                                            By       /s/ Patricia McLoughlin
                                            Name:    Patricia McLoughlin
                                            Title:   Vice President


                                            FOOTHILL  CAPITAL   CORPORATION,   a
                                            California   corporation   with   an
                                            office in Atlanta,  Georgia,  as the
                                            sole Bank,  the  Issuing  Bank,  the
                                            Documentation    Agent    and    the
                                            Administrative Agent under the Prior
                                            Credit Agreement

                                            By       /s/ Patricia McLoughlin
                                            Name:    Patricia McLoughlin
                                            Title:   Vice President


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                                TABLE OF CONTENTS



                                                                            Page

1.       DEFINITIONS AND CONSTRUCTION.........................................3
         1.1      Definitions.................................................3
         1.2      Accounting Terms...........................................25
         1.3      Code.......................................................25
         1.4      Construction...............................................25
         1.5      Schedules and Exhibits.....................................25

2.       LOAN AND TERMS OF PAYMENT...........................................25
         2.1      Revolving Advances.........................................25
         2.2      Letters of Credit..........................................27
         2.3      Term Loan..................................................29
         2.4      [Intentionally Omitted]....................................30
         2.5      Overadvances...............................................30
         2.6      Interest and Letter of Credit Fees:  Rates, Payments, and
                    Calculations; Promise to Pay.............................30
         2.7      Collection of Accounts.....................................32
         2.8      Crediting Payments; Application of Collections.............34
         2.9      Designated Account.........................................34
         2.10     Maintenance of Loan Account; Statements of Obligations.....35
         2.11     Fees.......................................................35
         2.12     Eurodollar Rate Advances...................................35
         2.13     Illegality.................................................37
         2.14     Requirements of Law........................................37
         2.15     Indemnity..................................................39

3.       CONDITIONS; TERM OF AGREEMENT.......................................39
         3.1      Conditions Precedent to the Initial Advance, Letter of
                    Credit and the Term Loans................................39
         3.2      Conditions Precedent to all Advances, all Letters of
                    Credit and the Term Loans................................41
         3.3      Condition Subsequent.......................................42
         3.4      Term.......................................................43
         3.5      Effect of Termination......................................43
         3.6      Early Termination by Borrower..............................43
         3.7      Termination Upon Event of Default..........................43

4.       [Intentionally Omitted].............................................44

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5.       REPRESENTATIONS AND WARRANTIES......................................44
         5.1      Corporate Existence and Power..............................44
         5.2      Corporate Authorization; No Contravention..................44
         5.3      Governmental Authorization. ...............................45
         5.4      Binding Effect.............................................45
         5.5      Litigation.................................................45
         5.6      No Default.................................................45
         5.7      ERISA Compliance...........................................46
         5.8      Use of Proceeds; Margin Regulations........................46
         5.9      Title to Properties........................................47
         5.10     Taxes......................................................47
         5.11     Financial Condition........................................47
         5.12     Environmental Matters......................................48
         5.13     Collateral Documents.......................................48
         5.14     Regulated Entities.........................................49
         5.15     No Burdensome Restrictions.................................49
         5.16     Copyrights, Patents, Trademarks and Licenses, Etc..........49
         5.17     Subsidiaries...............................................49
         5.18     Insurance..................................................50
         5.19     Solvency...................................................50
         5.20     Full Disclosure............................................50
         5.21     Accounts and Inventory.....................................50
         5.22     Leases.....................................................50
         5.23     Compliance With Laws.......................................51
         5.24     Year 2000 Compatibility....................................51
         5.25     Material Contracts.........................................51

6.       AFFIRMATIVE COVENANTS...............................................51
         6.1      Financial Statements.......................................52
         6.2      Certificates; Other Information............................52
         6.3      Notices....................................................54
         6.4      Preservation of Corporate Existence, Etc...................55
         6.5      Maintenance of Property....................................56
         6.6      Insurance..................................................56
         6.7      Payment of Obligations.....................................57
         6.8      Compliance with Laws.......................................58
         6.9      Compliance with ERISA......................................58
         6.10     Inspection of Property and Books and Records...............58
         6.11     Environmental Laws.........................................58
         6.12     Use of Proceeds............................................59
         6.13     Further Assurances.........................................59
         6.14     Bank Accounts..............................................59
         6.15     Year 2000 Compatibility....................................60
         6.16     Covenants Regarding Formation of Subsidiaries..............60
         6.17     Tax Returns................................................60
         6.18     Returns....................................................60
         6.19     Title to Equipment.........................................60

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7.       NEGATIVE COVENANTS..................................................60
         7.1      Limitation on Liens........................................61
         7.2      Disposition of Assets......................................62
         7.3      Consolidations and Mergers.................................63
         7.4      Loans and Investments......................................64
         7.5      Limitation on Indebtedness.................................64
         7.6      Transactions with Affiliates...............................65
         7.7      Use of Proceeds............................................65
         7.8      Contingent Obligations.....................................65
         7.9      Joint Ventures.............................................66
         7.10     Restricted Payments........................................66
         7.11     ERISA......................................................66
         7.12     Change in Business; Change of Name.........................67
         7.13     Accounting Changes.........................................67
         7.14     Financial Covenants........................................67
         7.15     Amendments.................................................67
         7.16     No Other Negative Pledges..................................67
         7.17     Prepayments................................................67
         7.18     Real Estate; Store Locations...............................67

8.       EVENTS OF DEFAULT...................................................68

9.       LENDER'S RIGHTS AND REMEDIES........................................71
         9.1      Rights and Remedies........................................71
         9.2      Remedies Cumulative........................................73

10.      TAXES AND EXPENSES..................................................73

11.      WAIVERS; INDEMNIFICATION............................................74
         11.1     Demand; Protest; etc.......................................74
         11.2     Lender's Liability for Collateral..........................74
         11.3     Indemnification............................................74

12.      NOTICES.............................................................75

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................76

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.................................76

15.      GENERAL PROVISIONS..................................................76
         15.1     Effectiveness..............................................76
         15.2     Successors and Assigns.....................................77
         15.3     Section Headings...........................................77
         15.4     Interpretation.............................................77
         15.5     Severability of Provisions.................................77
         15.6     Amendments in Writing......................................77
         15.7     Counterparts; Facsimile Execution..........................77
         15.8     Revival and Reinstatement of Obligations...................78
         15.9     Integration................................................78
         15.10    Time is of the Essence.....................................78

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